UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[x] Preliminary Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

TREK RESOURCES, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[  ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TREK RESOURCES, INC. 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206 (214) 373-0318

__________ ___, 2005

Dear Trek Stockholder:

          At a meeting of the board of directors of Trek Resources, Inc., a Delaware corporation ("Trek"), held on January 10, 2005, Trek's board of directors approved, and effective ________ __, 2005 the holders of (a) a majority of the outstanding shares of common stock and Series A convertible preferred stock of Trek, voting together as a single class and on an as-converted to common stock basis, and (b) a majority of the outstanding shares of common stock, voting separately as a class, executed written consents approving an amendment to Trek's certificate of incorporation that, upon filing with the Secretary of State of the State of Delaware, will effect a 1-for-100 reverse stock split of Trek's common stock. The actions to be taken pursuant to the written consent will be taken at least 20 days after the mailing of this information statement.

          We are sending you this information statement of Trek on Schedule 14C in connection with the reverse stock split. Holders of Trek's common stock and Series A convertible preferred stock of record at the close of business on ________ __, 2005, the date on which written consents executed by a sufficient number of stockholders to approve the certificate of amendment were delivered to Trek, will be given notice of the action by written consent of Trek's stockholders. This is not a notice of a special meeting. This information statement is designed to inform you of the reverse stock split and to provide you with information about the reverse stock split.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE STOCK SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT IN CONNECTION WITH THE REVERSE STOCK SPLIT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TREK OR ANY OTHER PERSON.

The date of this information statement is ___________ ___, 2005.

By Order of the Board of Directors,

Michael E. Montgomery
Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer

TREK RESOURCES, INC. 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206 (214) 373-0318
NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS OF TREK RESOURCES, INC.

          NOTICE IS HEREBY GIVEN, pursuant to Section 228(e) of the Delaware General Corporation Law, that on ________ __, 2005, the record holders of (a) a majority of the outstanding shares of common stock and Series A convertible preferred stock of Trek Resources, Inc. ("Trek"), voting together as a single class and on an as-converted to common stock basis, and (b) a majority of the outstanding shares of common stock, voting as a separate class, acted by written consent, without a stockholders' meeting, to, among other things, adopt and approve an amendment to Trek's certificate of incorporation to effect a 1-for-100 reverse stock split of Trek's common stock. The following actions will be taken pursuant to the written consent:

1.

On or about the 20th day following the mailing of this information statement, our certificate of incorporation will be amended to effect a 1-for-100 reverse stock split of Trek's common stock by the filing of the certificate of amendment to Trek's certificate of incorporation in substantially the form attached hereto as Appendix A.

2.

On or about the 20th day following the mailing of this information statement, Colonial Stock Transfer Company, Trek's transfer agent, will process a reverse stock split of Trek's common stock at the rate of 1-for-100, whereby every 100 shares of Trek's existing common stock will be combined and converted into one share of new Trek common stock. No fractional shares will be issued, and:

*

Stockholders who hold less than 100 shares of existing common stock on the effective date of the reverse stock split will receive cash in the amount of $2.50 per share of existing pre-reverse split common stock.

*	Stockholders who hold more than 100 shares of existing common stock on the effective date of the reverse stock split will receive:

-	one share of new common stock for each 100 shares of existing common stock held on the effective date of the reverse split; and

-	cash in lieu of any fractional share of new common stock that such holder would otherwise be entitled to receive on the basis of $2.50 per share of existing common stock.

3.

All stock certificates evidencing ownership of Trek common stock outstanding immediately prior to the reverse stock split will be deemed for all purposes to represent (a) a claim for cash payment in lieu of a fractional share of new Trek common stock and/or (b) new certificates representing the number of shares of new Trek common stock that will result from the reverse stock split, whether or not the certificates representing existing Trek common stock are surrendered for exchange.

These items are described in detail in the enclosed information statement, which is incorporated by reference and made part of this notice.

By Order of the Board of Directors,

Michael E. Montgomery
Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer

TABLE OF CONTENTS

SUMMARY TERM SHEET	1

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT	7

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	13

SPECIAL FACTORS	14

Purpose Of The Reverse Stock Split	14

Background Of The Reverse Stock Split; Alternatives Considered By Our Board Of Directors	14

Reasons For The Reverse Stock Split	22

Factors Considered By Our Board Of Directors As To The Fairness Of The Reverse Stock Split	24

Position Of Trek Regarding The Fairness Of The Reverse Stock Split	29

Interests Of Our Directors And Executive Officers In The Reverse Stock Split	31

Effects Of The Reverse Stock Split On Unaffiliated Stockholders Who Hold Fewer Than 100 Shares Of Our Common Stock In A Single Account	31

Effects Of The Reverse Stock Split On Unaffiliated Stockholders Who Hold 100 Or More Shares Of Our Common Stock In A Single Account	32

Effects Of The Reverse Stock Split On Affiliated Stockholders	32

Effects of the Reverse Stock Split on Our Affiliates' Interests in Our Net Book Value and Net Earnings	33

General Examples Of Potential Effects Of The Reverse Stock Split	34

Effects Of The Reverse Stock Split On Trek	35

Reservation Of Right To Abandon The Reverse Stock Split	37

Reports, Opinions And Appraisals	37

Certain Material Federal Income Tax Consequences	38

Regulatory Approvals	41

THE REVERSE STOCK SPLIT	42
Basic Terms	42

Effective Date	43

Stock Certificates	43

Dissenters' Rights	43

Provision For Unaffiliated Stockholders	43

Stockholder Approval Of The Reverse Stock Split; Affiliated Stockholder Ownership	43

Source Of Funds And Financial Effect Of The Reverse Stock Split	45

Fees And Expenses	45

Accounting Consequences	45

Certain Legal Matters	46

MARKET FOR COMMON STOCK AND DIVIDEND POLICY	47
Market Information For Our Common Stock	47

Our Dividend Policy	47

INFORMATION CONCERNING TREK	48
General Information	48

Control Persons	48

Our Directors And Executive Officers	49

Security Ownership Of Principal Stockholders And Management	50

Certain Relationships And Related Transactions With Affiliates	51

OTHER MATTERS	53
Available Information	53

Where You Can Find More Information	53

APPENDIX A	A-1

APPENDIX B	B-1

SUMMARY TERM SHEET

          The following summary term sheet provides an overview of the material matters that are presented in this information statement. This summary term sheet should be read in conjunction with the full text of this information statement and the appendices attached hereto. EACH STOCKHOLDER IS URGED TO READ THE ENTIRE INFORMATION STATEMENT AND APPENDICES WITH CARE. In this information statement, the terms "Trek," "we," "us," "our," and similar terms refer to Trek Resources, Inc., a Delaware corporation, having its principal executive offices at 4925 Greenville Avenue, Suite 955, Dallas, Texas 75206, telephone: (214) 373-0318. This information statement is first being sent or delivered to Trek's stockholders on or about __________ ___, 2005.

The Reverse Stock Split

          On or about the 20th day following the mailing of this information statement, Trek Resources, Inc., a Delaware corporation ("Trek"), will file with the Delaware Secretary of State a certificate of amendment to Trek's certificate of incorporation to effect a 1-for-100 reverse stock split of Trek's common stock, par value $0.10, as unanimously approved by our board of directors and the holders of:

*	a majority of Trek's outstanding common stock and Series A convertible preferred stock, voting together as a single class and on an as-converted to common stock basis; and

*	a majority of Trek's outstanding shares of common stock, voting as a separate class. A copy of the certificate of amendment is attached hereto as Appendix A.

          Each holder of record on the date of effectiveness of the filing of the certificate of amendment with the Delaware Secretary of State will be entitled to receive one share of new common stock for every 100 shares of existing common stock held by that person.

*	No fractional shares will be issued in connection with the reverse stock split.

*

Stockholders who hold less than 100 shares of existing common stock on the effective date of the reverse stock split will receive cash in the amount of $2.50 per share of existing pre-reverse split common stock and will cease to be stockholders of Trek after the reverse stock split. The amount of cash each holder of fractional common stock will receive will be calculated by multiplying the number of shares of existing common stock held by the stockholder on the effective date of the reverse stock split times $2.50.

*	Stockholders who hold more than 100 shares of existing common stock on the effective date of the reverse stock split will receive:

-	one share of new common stock for each 100 shares of existing common stock held on the effective date of the reverse split; and

-

cash in lieu of any fractional share of new common stock that such holder would otherwise be entitled to receive on the basis of $2.50 per share of existing common stock. For detailed information concerning the terms and provisions of the reverse stock split, see "Special Factors" and "The Reverse Stock Split."

Effect of the Reverse Stock Split on Trek's Existing Common Stockholders

Trek currently has 3,536,469 shares of common stock issued and outstanding held by 462 holders of record. Of these,

*	294 stockholders of record currently hold less than 100 shares of common stock; and

*	168 stockholders of record currently hold more than 100 shares of common stock.

1

          Based on the aggregate number of stockholders of record of our common stock, and the number of stockholders of more than 100 shares of our common stock, we estimate that, following the reverse stock split, there will be approximately 35,138 shares of new common stock issued and outstanding held by approximately 168 holders of record. For additional information concerning the effect of the reverse stock split on our stockholders, see "Special Factors-Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold Fewer than 100 Shares of Our Common Stock in a Single Account," "Special Factors-Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 100 or More Shares of Our Common Stock in a Single Account," "Special Factors-Effects of the Reverse Stock Split on Affiliated Stockholders," "Special Factors-Effects of the Reverse Stock Split on Our Affiliates' Interests in Our Net Book Value and Net Earnings" and "Special Factors-General Examples of Potential Effects of the Reverse Stock Split"

Effect of the Reverse Stock Split on Trek's Existing Series A Convertible Preferred Stockholders

          Trek also currently has 100,000 shares of Series A convertible preferred stock issued and outstanding. These 100,000 shares of Series A convertible preferred stock are currently convertible at the option of the holders thereof into approximately 1,428,571 pre-reverse stock split shares of Trek's common stock.

*	There will not be a reverse stock split of Trek's Series A convertible preferred stock.

*

Pursuant to the adjustment provisions of the Series A convertible preferred stock, after the reverse stock split, the 100,000 currently outstanding shares of Series A convertible preferred stock will be convertible into approximately 14,284 shares of post-split common stock.

*

Fifty thousand (50,000) shares of Trek's Series A convertible preferred stock are held by Michael E. Montgomery, our chairman, president, chief executive officer and chief financial officer, and the remaining 50,000 shares are held by Mr. Montgomery's mother, Faye C. Briggs. For additional information concerning the stock ownership of our directors, executive officers and principal stockholders, see "Information Concerning Trek-Security Ownership of Principal Stockholders and Management."

Termination of Trek's SEC Reporting Obligations After the Reverse Stock Split

          Following the completion of the reverse stock split and the filing of a Form 15 with the Securities and Exchange Commission, or the SEC, the registration of our common stock, as well as our duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, will terminate and our common stock will no longer be publicly-traded on the over the counter bulletin board. We will continue operations as a non-reporting private corporation. Our duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, is sometimes referred to herein as the "registration and periodic reporting obligations." For detailed information concerning the purpose, reasons for and effect of the reverse stock split, see "Special Factors."

Interests of Our Directors and Executive Officers in the Reverse Stock Split

Certain members of our board of directors and our sole executive officer, Mr. Montgomery, may have interests in the reverse stock split that are or may be different from, or in addition to, your interests as one of our stockholders:

*

Each of our directors and our executive officer currently own more than 100 shares of common stock and, therefore, expect to continue as stockholders of Trek after the implementation of the reverse stock split.

*

Unlike stockholders who own less than 100 shares of Trek common stock on the effective date of the reverse stock split, each of our directors and our executive officer will have the opportunity to participate in the potential upside of any increase in the value of our common stock after the reverse stock split.

2

*	We expect each of our directors and our executive officer to retain their respective current positions as directors or executive officers of Trek following the reverse stock split.

          Each of our directors and our executive officer will receive the same cash consideration as our unaffiliated stockholders for fractional shares of common stock to which they would be entitled as a result of the reverse stock split. For detailed information concerning the interests of our directors and our executive officer in the reverse stock split, see "Special Factors - Interests of Our Directors and Executive Officers in the Reverse Stock Split."

Reports, Opinions and Appraisals

*

Our board of directors has not obtained a report, opinion or appraisal from an outside financial advisor as to the consideration or the fairness of the consideration to be received by holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split. For additional information, see "Special Factors-Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split" and "Special Factors - Reports, Opinions and Appraisals"

*

Trek has not required the approval of the reverse stock split by the holders of a majority of Trek's shares held by persons unaffiliated with Trek. For additional information, see "Special Factors-Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split."

*

Trek has not appointed a special committee of independent directors or other unaffiliated representative to determine the fairness of the terms of the reverse stock split. For additional information concerning the appointment of a special committee, see "Special Factors-Factors Considered by the Board of Directors as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split."

*

Trek has not and does not intend to have a majority of its non-employee directors retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiation of the terms of the transaction described in this information statement or preparing a report concerning the fairness of the reverse stock split. For additional information concerning the appointment of an unaffiliated representative to act on behalf of our unaffiliated stockholders, see "Special Factors-Factors Considered by the Board of Directors as to the Fairness of the Reverse Stock Split-Procedural Factors Disfavoring the Reverse Stock Split."

Determination of Our Board of Directors

          Our board of directors, including each director who is not an employee of Trek, unanimously determined that the reverse stock split is substantively and procedurally fair to, and in the best interests of, our unaffiliated stockholders, whether they are cashed out or remain as stockholders of Trek. Our board made this determination after careful consideration of several factors relating to:

*	The fairness of the reverse stock split;

*	The cash consideration to be paid to stockholders who would otherwise be entitled to receive a fractional share of our new common stock as a result of the reverse stock split; and

*	The benefits and consequences of the reverse stock split.

          At a meeting of our board of directors held on January 10, 2005, the board of directors, including each director who is not an employee of Trek, unanimously approved the reverse stock split, the filing of the certificate of amendment attached as Appendix A hereto, and the transactions contemplated thereby. For additional information concerning the board of director's approval of the reverse stock split, see "Special Factors-Background of the Reverse Stock Split; Alternatives Considered by Our Board of Directors," "Special Factors-Reasons for the Reverse Stock Split," "Special Factors-Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split," and "Special Factors-Position of Trek Regarding the Fairness of the Reverse Stock Split."

3

Reservation of Right to Abandon the Reverse Stock Split

*

Our board of directors has retained the right to abandon the reverse stock split, even though approved by the board of directors and Trek's stockholders, if the board of directors determines prior to the effective date of the reverse stock split that the reverse stock split is not then in Trek's best interests or the best interests of our stockholders.

*

Among the circumstances the board of directors may consider in reaching a decision to abandon the reverse stock split is if the transaction becomes too expensive or there is a risk that it will not result in a reduction in the number of record holders to fewer than 300. For additional information concerning the board of director's right to abandon the reverse stock split, see "Special Factors-Reservation of Right to Abandon the Reverse Stock Split."

Stockholder Approval

*

Under Delaware law and Trek's certificate of incorporation, as amended, the approval of the holders of (a) a majority of the outstanding shares of common stock and Series A convertible preferred stock of Trek, voting together as a single class and on an as-converted to common stock basis, and (b) a majority of the outstanding shares of common stock, voting separately as a class, is required to effect the reverse stock split.

*	Holders of our Series A convertible preferred stock are entitled to vote with the holders of common stock on all matters submitted to the vote of our stockholders.

-

Each share of Series A convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such share of Series A convertible preferred stock may be converted.

-	Each share of our Series A convertible preferred stock is currently convertible, at the option of the holder, into approximately 14 shares of common stock.

*	On the record date for notice of action by written consent of our stockholders included at the beginning of this information statement, we had:

-	3,536,469 shares of common stock outstanding, each of which was entitled to one vote; and

-

100,000 shares of Series A convertible preferred stock outstanding, which shares are convertible into an aggregate of, and are entitled to votes equaling, approximately 1,428,571 shares of common stock. For additional information concerning the stockholder approval requirements to effect the reverse stock split and Trek's capitalization structure, see "The Reverse Stock Split - Stockholder Approval of the Reverse Stock Split; Affiliated Stockholder Ownership."

*

Michael E. Montgomery, our chairman, president, chief executive officer and chief financial officer, currently owns approximately 59% of our outstanding common stock and 50% of our outstanding Series A convertible preferred stock, and therefore controls approximately 57% of the total voting power of Trek.

*	Mr. Montgomery's mother, Faye C. Briggs, currently owns 50% of our outstanding Series A convertible preferred stock, and therefore controls approximately 14% of the total voting power of Trek.

4

*

Together, Mr. Montgomery and Ms. Briggs beneficially own approximately 59% of our outstanding common stock and 100% of our outstanding Series A convertible preferred stock, and together control approximately 71% of the total voting power of Trek. Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Each of Mr. Montgomery and Ms. Briggs disclaim the beneficial ownership of the shares of Series A convertible preferred stock and underlying shares of common stock held by the other. Trek's other directors and executive officers each currently own less than one percent of our outstanding common stock. For additional information concerning the stock ownership of our directors, executive officers and principal stockholders, see "The Reverse Stock Split - Stockholder Approval of the Reverse Stock Split; Affiliated Stockholder Ownership" and "Information Concerning Trek-Security Ownership of Principal Stockholders and Management."

*

On _________ __, 2005, Trek stockholders holding (a) approximately 71% of our outstanding common stock and Series A convertible preferred stock, voting together as a single class and on an as-converted to common stock basis, and (b) approximately 59% of our outstanding common stock, voting separately as a class (in each case, including Mr. Montgomery and Ms. Briggs), acted by written consent to approve the reverse stock split and the transactions contemplated thereby and to adopt for filing the certificate of amendment to our certificate of incorporation.

*

Pursuant to Section 228(e) of the Delaware General Corporation Law, we are delivering notice of action by written consent of Trek's stockholders to stockholders of record as of the close of business on _________ __, 2005, the date on which written consents executed by a sufficient number of stockholders to approve the certificate of amendment were delivered to Trek.

*

No further stockholder vote, action or consent is necessary, and there will not be a special meeting of stockholders. WE ARE NOT ASKING YOU FOR A PROXY AND WE REQUEST THAT YOU DO NOT SEND US A PROXY. For additional information concerning the stockholders' approval of the reverse stock split, see "The Reverse Stock Split- Stockholder Approval of the Reverse Stock Split; Affiliated Stockholder Ownership."

Dissenters' Rights

*

Stockholders are not entitled to appraisal rights in connection with the reverse stock split under either Trek's governance documents or the Delaware General Corporation Law. For more information, see "The Reverse Split - Dissenters' Rights."

Source of Funds for the Reverse Stock Split

*	Trek plans to finance the reverse stock split with its working capital. For more information, see "The Reverse Stock Split-Source of Funds and Financial Effect of the Reverse Stock Split."

Effect on Our Business

*

The reverse stock split is not expected to affect our current business plan or operations, except for the anticipated cost and employee time savings associated with termination of our public company registration and periodic reporting obligations and the approximate amount of $57,000 of cash that will be spent to effectuate the reverse stock split. For more information, see "Special Factors - Reasons for the Reverse Stock Split," "Special Factors - Effects of the Reverse Stock Split on Trek," and "The Reverse Split - Fees and Expenses."

5

Price Range of Common Stock

*	Trek's common stock is traded over-the-counter through the Nasdaq over the counter bulletin board under the symbol "TREK."

*

On January 7, 2005, the last day on which shares of Trek common stock traded prior to the public announcement of the proposed reverse stock split, the high and low bid prices for Trek's common stock was $2.20 and $2.19, respectively. For price ranges of Trek's common stock, see "Market for Common Stock and Dividend Policy."

Material Federal Income Tax Consequences

*

We believe the reverse stock split will be treated as a tax-free "recapitalization" for federal income tax purposes, which will result in no material federal income tax consequences to Trek. Depending on your individual situation, the reverse stock split may give rise to certain income tax consequences. For additional information concerning the potential federal income tax consequences of the reverse stock split, see "Special Factors-Certain Material Federal Income Tax Consequences."

6

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT

          The following questions and answers briefly address some commonly asked questions about the reverse stock split that may not be addressed in the summary above. These questions and answers may not include all the information that is important to you. We urge you to read carefully this entire information statement, including the appendices hereto.

Q:	When will the reverse stock split be effective?

A:

The reverse stock split will be effective upon our filing of the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State, which we plan to do on or about 20 days after the mailing of this information statement. The date on which the certificate of amendment is accepted for filing by the Delaware Secretary of State is sometimes referred to in this information statement as the "effective date of the reverse stock split."

Q:	When will Trek cease to be an SEC reporting public company?

A:

The registration of our common stock under the Securities Exchange Act of 1934, as amended, will be terminated upon our filing of a Form 15 with the SEC, which we will do as promptly as possible after we file the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State. After our Form 15 is filed with and accepted by the Securities and Exchange Commission, the registration of our common stock, as well as our duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, will terminate and our common stock will no longer be publicly-traded on the over the counter bulletin board.

The reverse stock split, the filing of Form 15 and the resulting termination of the registration of our common stock and the termination of our duty to file reports with the SEC are sometimes referred to collectively in this information statement as the "going private" transaction.

Q:	What are some of the advantages of the reverse stock split?

A:	Our board of directors believes that the reverse stock split will have the following advantages, among others:

*

Terminating the registration of our common stock will eliminate the expenses and our officers' and employees' time and effort related to our registration and periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and the related stockholder servicing expenses associated with being an SEC reporting company, and will eliminate initial costs related to the implementation of the internal controls requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which are estimated to be in excess of $150,000, and the on-going expenses associated with the compliance requirements of Section 404 of the Sarbanes-Oxley Act of approximately $50,000 annually.

*

Terminating our registration and periodic reporting obligations with the SEC will significantly reduce the need for directors' and officers' liability insurance, which most publicly held companies maintain. Premiums paid by Trek for such insurance during the fiscal year ended September 30, 2004 was approximately $24,000 for $1 million of coverage.

*

Providing complete liquidity for our unaffiliated stockholders holding fewer than 100 shares and partial liquidity for other unaffiliated stockholders where liquidity has been lacking in the market, and doing so at a fair price through a transaction in which unaffiliated stockholders may be eligible to receive capital gains tax treatment for any realized gains, and avoid paying brokerage commissions and fees; and

7

*	Allowing our officers and employees to focus exclusively on our business goals and objectives.

For additional information concerning the advantages of the reverse stock split and alternatives to the reverse stock split considered by our board of directors, see "Special Factors- Background of the Reverse Stock Split; Alternatives Considered by Our Board of Directors" and "Special Factors-Reasons for the Reverse Stock Split."

Q:	What are some of the disadvantages of the reverse stock split?

A:	Our board of directors believes that the reverse stock split will have the following disadvantages, among others:

*

Stockholders owning less than 100 shares of our common stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out and will no longer be stockholders of Trek and will not have the opportunity to participate in or benefit from any future potential appreciation in Trek's value.

*

Stockholders remaining in Trek following the reverse stock split will no longer have available all of the information regarding Trek's operations and results that is currently available in our filings with the SEC. We plan to deliver annual financial information, including our balance sheets, statements of operations, statements of cash flows and notes to our financial statements, to our stockholders following the reverse stock split. However, as a result of the reverse stock split and resulting termination of our registration and periodic reporting obligations, Trek will no longer prepare or file with the SEC, among other things, annual reports on Form 10-KSB or quarterly reports on Form 10-QSB. As a result, our stockholders will no longer be provided, among other things:

-	quarterly financial information;
-	information concerning our properties, assets and business;
-	our management's annual and quarterly reports on our financial condition, results of operations and liquidity and capital resources;
-	information concerning our directors and executive officers and their compensation, stock ownership and transactions in our common stock;
-	information concerning the stock ownership of our principal stockholders;
-	information concerning, and copies of, our corporate and organizational documents and our material contracts and agreements; and
-	information concerning material transactions that we enter into.

The elimination of these reporting requirements will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in Trek after the reverse stock split.

In addition, we anticipate that we will no longer prepare proxy materials for our annual meetings of stockholders, and our stockholders may elect to act by written consent of stockholders in lieu of holding annual meetings of stockholders. Trek will no longer be subject to the liability provisions of the Securities Exchange Act of 1934, as amended, and will no longer be subject to the provisions of the Sarbanes-Oxley Act of 2002, and our officers will no longer be required to certify the accuracy of our financial statements.

*	Stockholders remaining in Trek following the reverse stock split will no longer be able to trade our common stock on the over the counter bulletin board, the effect of which is a loss of liquidity.

8

*	Trek will be less likely to be able to use stock to acquire other companies; and it will be more difficult for Trek to access the public equity markets.

For additional information concerning the disadvantages of the reverse stock split, see "Special Factors- Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split-Substantive Factors Disfavoring the Reverse Stock Split" and "-Procedural Factors Disfavoring the Reverse Stock Split."

Q:	Trek has been publicly held for several years; what are some of the reasons for "going private" now?

A:

Our board of directors believes that Trek currently derives no material benefit from its public company status. In addition to the direct financial burden from being a public company, the thin trading market in our common stock has not provided liquidity to our stockholders, nor do we expect that we will be able to use our stock as currency for acquisitions or other transactions in the future. These factors, combined with the implementation costs and ongoing expenses to be incurred by Trek during 2005 related to the internal controls requirements of Section 404 of the Sarbanes-Oxley Act of 2002, led our board of directors to conclude that Trek should terminate its public company status.

Q:	What are some of the factors supporting the board's determination to approve the reverse stock split?

A:

Our board of directors based its determination to approve the reverse stock split on several factors. Importantly, the board of directors considered the relative advantages and disadvantages discussed below and under "Special Factors - Background of the Reverse Stock Split; Alternatives Considered by Our Board of Directors," "-Reasons for the Reverse Stock Split," "-Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split" and "-Position of Trek Regarding the Fairness of the Reverse Stock Split." The Board also considered certain other factors, including:

*

The analyses of Mr. Montgomery regarding the reverse stock split and the board of directors' discussions and conclusions about the fairness, from a financial point of view, of the pre-split share price of $2.50 to be paid for fractional shares to our unaffiliated stockholders owning less than 100 shares or a number of shares not evenly divisible by 100.

*	The projected tangible and intangible cost savings to Trek by terminating its public company status.

*

Attempts by our stockholders to achieve liquidity in the existing trading market would be frustrated due to the low average daily trading volume of Trek's common stock on the over the counter bulletin board. Only a small number of shares could be purchased or sold on the over the counter bulletin board without the risk of significantly increasing or decreasing the trading price.

Q:	What is the total cost of the reverse stock split to Trek?

A:

Trek estimates that the total cost of the reverse stock split to the Company will be approximately $137,000, of which Trek will pay approximately $57,000 to cash out fractional shares, approximately $60,000 in legal and accounting fees, and approximately $20,000 in other costs and expenses to effect the reverse stock split, including filing, printing, postage and transfer agent fees and expenses. This total amount could be larger or smaller if the estimated number of fractional shares that will be outstanding after the reverse stock split changes as a result of purchases or sales of common stock by unaffiliated stockholders.

Q:

Why didn't Trek's board of directors retain an independent financial advisor to opine as to the fairness of the consideration to be received by holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split?

A:

Our board of directors, at various board meetings in 2004 and 2005, considered whether, and determined not, to retain an independent financial advisor to opine as to the fairness of the terms of the reverse stock split for several reasons. The reverse stock split will be applied equally to all shares of Trek, whether held by affiliated or unaffiliated stockholders. While all of our affiliated shareholders will remain stockholders of Trek following the reverse stock split by virtue of their holdings, unaffiliated stockholders will have the same opportunity if they so choose. The fact that our affiliate stockholders' percentage ownership will likely remain substantially unchanged after the reverse stock split is further evidence of the equitable application of the terms of the reverse stock split. Unlike a third party tender offer or a repurchase of shares by Trek, there is no price to negotiate on behalf of the unaffiliated stockholders. In the case of the reverse stock split, the board of directors is tasked with determining a fair price to offer all stockholders. Therefore, the interests of our unaffiliated and affiliated stockholders are the same. In light of such equal

9

treatment and the absence any intent to change the ownership structure of Trek, our board of directors concluded that the costs associated with obtaining a fairness opinion was not justified in this case. The substantial costs that Trek would incur in retaining an independent financial advisor, which are estimated to exceed $55,000, are also not warranted given the amount of consideration to be paid to holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split, which is estimated to be approximately $57,000. In addition, each member of our board of directors has extensive knowledge and long-standing familiarity (all four of our directors have served on our board of directors for more than four years) with Trek and our financial condition and prospects, as well as the oil and gas industry in general and, therefore, possesses sufficient expertise to evaluate the fairness of the consideration to be received by our stockholders as a result of the reverse stock split. Our board of director's long-standing familiarity with Trek make the time and expense of retaining an independent financial advisor unwarranted. Finally, we are not entering into any agreement or arrangement with any of our affiliates in connection with the reverse stock split.

Q:

Why didn't Trek's board of directors form a committee of disinterested (or unaffiliated) directors to approve the reverse stock split or require the approval of the holders of a majority of shares which are unaffiliated with Trek's board of directors or management?

A:

Our board of directors, at various board meetings in 2004, considered whether, and determined not, to form a committee of disinterested directors to approve the reverse stock split for several reasons. First, again, the reverse stock split will be applied equally to all shares of Trek, whether held by affiliated or unaffiliated stockholders, and the interests of our unaffiliated and affiliated stockholders are the same. Second, three of the four board members are not employees or officers of Trek and beneficially own less than one percent of Trek's outstanding common stock. Third, our board of directors is comprised of bankers and private investors with many years of experience valuing businesses. Finally, our board of directors believes its long-standing familiarity with Trek (all four of our directors have served on our board of directors for more than four years), our financial condition, and our prospects make the time and expense of a special committee or independent representative unwarranted.

The Board also considered submitting the matter of approving the reverse stock split to the holders of a majority of stockholders who are unaffiliated with our board of directors or management. The board determined that any risk associated with not requiring the approval of at least a majority of our unaffiliated stockholders is mitigated by the procedural factors favoring the reverse stock split, such as the fact that stockholders have the option to remain stockholders of Trek if they purchase sufficient shares to bring their holdings to at least 100 shares immediately prior to the effective date of the reverse stock split.

Q:	Will I have appraisal rights in connection with the reverse stock split?

A:	No. Neither Delaware law nor our certificate of incorporation, as amended, or bylaws provide you with appraisal rights in connection with the reverse stock split.

Q:	Will I be able to sell my shares following the reverse stock split?

A:

As you may be aware, our common stock is currently traded on the over the counter bulletin board. After the reverse stock split, our common stock will no longer be eligible to be quoted on the over the counter bulletin board. As a result, stockholders may no longer have the alternative of selling their shares of common stock on the public market, and there may be no effective trading market for our common stock.

Q:	What will be my tax consequences if I hold 100 or more shares of common stock at the time of the reverse stock split and remain a stockholder of Trek after the reverse stock split?

A.

Depending on your individual situation and depending upon whether you receive cash in addition to shares of new common stock as a result of the revere stock split, the reverse stock split may give rise to certain income tax consequences:

10

-

If you (1) continue to hold our common stock immediately after the reverse stock split, and (2) receive no cash as a result of the reverse stock split, you should not recognize any gain or loss in the reverse stock split. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the reverse stock split should be equal to your aggregate adjusted tax basis in your shares of common stock held immediately prior to the reverse stock split and you should have the same holding period in your common stock as you had in such stock immediately prior to the reverse stock split.

-

If you both receive cash as a result of the reverse stock split and continue to hold our common stock immediately after the reverse stock split, you generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of the shares of our common stock held by you immediately after the reverse stock split plus the cash received over your adjusted tax basis in the shares held by you immediately before the reverse stock split, or (2) the amount of cash received in the reverse stock split. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the reverse stock split will be equal to your aggregate adjusted tax basis in your shares of our common stock held immediately prior to the reverse stock split, increased by any gain recognized in the reverse stock split, and decreased by the amount of cash received in the reverse stock split.

For additional information concerning the potential federal income tax consequences of the reverse stock split, see "Special Factors-Certain Material Federal Income Tax Consequences."

Q:	What will be my tax consequences if I hold less than 100 shares of common stock at the time of the reverse stock split and do not remain a stockholder of Trek after the reverse stock split?

A:

Depending on your individual situation, the reverse stock split may give rise to certain income tax consequences. If you (1) receive cash in exchange for a fractional share as a result of the reverse stock split, (2) do not continue to hold any of our stock (common or preferred) immediately after the reverse stock split, and (3) you are not related to any person or entity which holds our stock (common or preferred) immediately after the reverse stock split, you will recognize capital gain or loss. For additional information concerning the potential federal income tax consequences of the reverse stock split, see "Special Factors-Certain Material Federal Income Tax Consequences."

Q:	Will I continue to receive information about Trek if I remain a stockholder?

A:

We intend to distribute annual financial information to our stockholders as a group after the termination of our registration and periodic reporting obligations. Stockholders may also under certain circumstances obtain information from Trek in accordance with the requirements of the General Corporation Law of the State of Delaware upon submitting a written request to Trek which specifies the information sought and the purpose of the request. Under Delaware law, Trek may withhold information from a stockholder who does not have a "proper purpose" or otherwise fails to comply with statutory requirements.

Q:	Should I send in my stock certificates now?

A:

No. After the certificate of amendment to our certificate of incorporation is accepted for filing by the Delaware Secretary of State, we will promptly send instructions on how to receive new common stock certificates and/or cash payments in lieu of fractional shares of new common stock that you may be entitled to receive.

Q:	Does Trek have any plans for growth and will the reverse stock split enhance the value of Trek's common stock?

A:

Our management always hopes that Trek will grow and has strategic plans related to its growth. These plans are speculative and contain no factual information which our board of directors considers material to our stockholders. We do not know what effect the reverse stock split will have upon the value of our common stock; however, we hope that the savings to be achieved from ceasing to be a public company |

11

and the other reasons for the reverse stock split will result in an enhancement in the value of Trek and its stock. No assurance can be given on this matter.

12

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

          This information statement contains certain forward-looking statements that involve risks and uncertainties. Because these forward-looking statements are being made in connection with an SEC Rule 13e-3 "going private" transaction, the safe harbor created by Section 21E of the Exchange Act does not apply to these statements. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Such statements are generally accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," or similar terms. Trek's actual results may differ materially from such statements, which reflect our board of directors' and/or management's opinions only as of the date hereof.

          Although Trek believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there cannot be any assurance that the results contemplated in such forward-looking statements will be realized. The inclusion of such forward-looking information should not be regarded as a representation by Trek or any other person that the future events, plans or expectations contemplated by Trek will be achieved. To the extent required by the federal securities laws, Trek has a responsibility to make full and prompt disclosure of material facts, both favorable and unfavorable, regarding Trek's financial condition and this responsibility may extend to situations where management knows or has reason to know that previously disclosed projections no longer have a reasonable basis. Readers should carefully review the risks set forth herein as well as other factors addressed in this report. Forward-looking statements made in this document or in any documents incorporated by reference or otherwise made in reference to this transaction are not protected under the safe harbors of the Private Securities Litigation Reform Act of 1995.

13

SPECIAL FACTORS

Purpose of the Reverse Stock Split

          The purpose of the reverse stock split is to facilitate a "going private" transaction to terminate our registration and periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. We intend to accomplish this purpose by reducing the number of holders of record of our common stock to fewer than 300 by cashing out the fractional shares that result from the reverse stock split. The reverse stock split will decrease the total number of Trek's common stockholders of record from 462 to approximately 168.

Background of the Reverse Stock Split; Alternatives Considered by Our Board of Directors

          Due to (a) the costs of maintaining its public company status, (b) the time spent by Michael E. Montgomery, our chairman of the board, president, chief executive officer and chief financial officer and other employees related to being a public company, (c) the fact that Trek has not realized many of the benefits associated with being a public company, such as access to the public capital markets, enhanced stockholder value and business credibility, and (d) limited liquidity and the market price of Trek's common stock, Mr. Montgomery proposed that our board of directors consider whether it was in the best interests of Trek and its stockholders for Trek to remain a publicly traded entity. The following is a summary of the actions taken by Mr. Montgomery and Trek's board of directors during this process.

          During early 2004, Mr. Montgomery, our chairman of the board, president, chief executive officer and chief financial officer, became dissatisfied with the increased costs of being a public company and the fact that Trek had not been able to take advantage of its public company status. Mr. Montgomery began to consider whether the benefit to our stockholders of being a public company was outweighed by the increasing costs of being a public company. Increased costs considered by Mr. Montgomery included:

*	rising legal and auditing costs associated with our SEC filings;

*	printing, postage and other public communications costs relating to Trek's proxy, annual report and other stockholder communications;

*	transfer agent and other stock transfer fees;

*	payroll and other internal costs associated with our SEC compliance responsibilities; and

*	significantly increased premiums for directors' and officers' liability insurance.

We have estimated the costs of being a public company during fiscal year 2004 to be approximately $193,000. Mr. Montgomery also believed that the general state of the economy between late 2000 and early 2004 had resulted in a reduction in public equity investment activity during the period, which had further diminished the benefits of having public equity securities and made more difficult equity capital raising by smaller public companies in the public equity markets.

          The detrimental effects on Trek caused by increased costs of maintaining its public company status were further exacerbated by competitors in the market. Many of these competitors are small private companies that did not have to bear the burden of the overhead costs associated with being a public company, and were therefore able to more competitively acquire oil and natural gas properties and increase their reserve base than Trek.

          An additional factor considered by Mr. Montgomery was the passage of the Sarbanes-Oxley Act of 2002. While Mr. Montgomery recognized the goal of the Sarbanes-Oxley Act was to reduce corporate governance abuses, he realized the additional disclosure requirements were going to be extremely expensive for small companies. The

14

Sarbanes-Oxley Act imposed new and unprecedented levels of additional overhead costs on Trek. Despite the delayed applicability of some aspects of the Sarbanes-Oxley Act to small companies, Trek experienced an immediate increase of approximately $20,000 in annual overhead costs associated with the new public corporate governance rules required by the Sarbanes-Oxley Act.

          While each of the factors described above contributed to Mr. Montgomery's decision to propose the termination of Trek's public company status, Mr. Montgomery decided to propose a going private transaction during late 2004 because he became concerned that the climate surrounding the new activities mandated by the Sarbanes Oxley Act would likely impose additional unduly burdensome requirements and costs on us if we were to remain publicly held. These costs relate primarily to the anticipated expenses required to set up, document, monitor and audit a comprehensive internal control system. Mr. Montgomery believes that our current internal control system is adequate for a company the size and complexity of Trek, and that the requirements of an enhanced internal controls system such as that required by the Sarbanes-Oxley Act is greater than that which is required for a company the size of Trek. Mr. Montgomery and our accounting personnel estimated the initial setup costs associated with the implementation of a new internal controls system to be at least $150,000 and ongoing annual costs to be at least $50,000. In addition, Mr. Montgomery noted that the internal controls system would absorb a material amount of internal staff resources. Taking into consideration the additional audit fees required to be paid by Trek as it implements such an internal controls system, Mr. Montgomery believes that the costs of such an endeavor are not worth the benefits to be expected.

          During August and September 2004, Mr. Montgomery began undertaking informal discussions with Trek's other directors, Kenneth R. Smith, Harold H. Ginsburg and Dewain V. Hill, regarding the possibility of terminating Trek's public company status. During August 2004 Mr. Montgomery initiated individual telephone discussions with Messrs. Smith, Ginsburg and Hill regarding the increased costs we had already incurred, and the additional costs to be incurred in the future, under the Sarbanes-Oxley Act. During these conversations, Mr. Montgomery advised each of our directors that Trek had experienced increased costs of approximately $20,000 each year since 2002 as a result of the Sarbanes-Oxley Act. Mr. Montgomery also noted that Trek had not realized the benefits associated with being a public company, including access to the public capital markets and stockholder liquidity. During September 2004, Mr. Montgomery initiated further individual telephone conversations with each of our directors, during which Mr. Montgomery advised the other directors that our current outside auditor, Hein & Associates LLP, had advised Trek that it would need to increase its audit fees from approximately $30,000 to approximately $60,000 annually, or would need to withdraw as Trek's outside auditor after their completion of the audit of our 2004 financial statements. During these conversations, Mr. Montgomery also advised the other board members that Hein & Associates LLP had also recently advised us that we would need to hire additional staff and new outside consultants in order to implement the internal controls and other regulations under the Sarbanes-Oxley Act that would become effective during fiscal year 2005.

          During September 2004, Mr. Montgomery presented a verbal recommendation to each of the other board members that the subject of privatization be explored as a means of reducing both near-term and long-term overhead costs and reducing Trek's exposure to the growing myriad of public company corporate governance rules. Mr. Montgomery recommended that the board of directors consider structuring the proposed transaction in such a way as to prevent any adverse effect to our existing operations. Mr. Montgomery's recommendation also pointed out that Trek was not in a position to take full advantage of its public company status, which rendered the cost of maintaining such status unwarranted.

During late September 2004, Mr. Montgomery contacted each of the other board members individually and discussed:

*	the rising costs of being a public company, which Mr. Montgomery advised the directors were estimated to be approximately $193,000 during fiscal year 2004;

*

the anticipated increase costs that would be incurred during fiscal year 2005 required to implement and maintain a comprehensive internal control system, which Mr. Montgomery advised the directors are expected to be approximately $150,000;

*	the fact that Trek had not been able to take advantage of the public capital markets in order to purchase oil and gas properties, make acquisitions or otherwise fund growth; and

15

*	the then-current trading price of our common stock and the fact that our stockholders have not gained significant in the value of their common stock and have not experienced liquidity in their shares.

          Based on these discussions, during late September 2004, each member of the board of directors agreed with Mr. Montgomery that serious consideration should be given to the cost reductions associated with privatization.

          During September and October 2004, Mr. Montgomery held telephone discussions with representatives of Haynes and Boone, LLP, Trek's outside legal counsel. Various methods to accomplish a going private transaction were reviewed, including an examination of a cash out merger, a tender offer, a sale of Trek to, or merger of Trek with, another organization, a reverse stock split, and purchases of Trek's common stock on the open market.

          At a meeting of our board of directors called by Mr. Montgomery on September 22, 2004, Mr. Montgomery discussed with the full board of directors the possibility of terminating Trek's public company status. At the meeting, Mr. Montgomery presented and discussed with directors Kenneth R. Smith, Harold H. Ginsburg and Dewain V. Hill the following factors relating to a potential going private transaction:

*	the rising costs of maintaining public company status due to the Sarbanes-Oxley Act and other recently enacted regulatory requirements;

*

the fact that Trek's outside auditor, Hein & Associates LLP, had advised Trek that it would need to increase its audit fees from approximately $30,000 to approximately $60,000 annually, or would need to withdraw as Trek's outside auditor after completion of their audit of our 2004 financial statements due to the increased demands on their time by reason of the Sarbanes-Oxley Act,

*

the fact that Trek's external accountants, Hein & Associates LLP, had also recently advised us that we would need to hire additional staff and new outside consultants in order to implement the internal controls and other regulations under the Sarbanes-Oxley Act that would become effective during fiscal year 2005; and

*	our capitalization structure and the fact that Mr. Montgomery and his mother, Faye C. Briggs, owned approximately 71% of the voting power of Trek, and whether the board should:

-	appoint a special committee of disinterested or unaffiliated directors to consider and approve the going private transaction; and/or

-	require the holders of a majority of our unaffiliated common stock to approve the going private transaction.

At the September 22, 2004 meeting, our board of directors considered the following strategic alternatives in addition to the reverse stock split:

          Cash-Out Merger. Our board of directors considered a "cash-out" merger, in which Trek would merge with an entity controlled by certain of Trek's executive officers and directors and their affiliates, that would result in many of the unaffiliated holders of our common stock receiving cash for their shares. The board discussed the fact that, as with a sale transaction, in a cash-out merger, all holders of common stock, other than the members of the buy-out group, would be paid cash for their shares whether or not they wanted to retain their equity position. A cash-out merger would be more costly to Trek and Stockholders who were not invited to participate as members of the buy-out group would have all of their Trek common stock acquired in the cash-out merger, would not continue as stockholders of the acquiring or surviving entity, and therefore would not have the opportunity to participate in any growth in the value of Trek following the cash-out merger. The board of directors noted that, conversely, in a reverse stock split, only stockholders who own a number of shares smaller than the reverse split ratio would be unable continue as stockholders of Trek, and any stockholder who desires to continue as a stockholder after the reverse stock split could acquire an additional number of shares of shares of common stock in order to increase his or her ownership to a number of shares greater than the selected reverse split ratio. Our board of directors elected against the cash-out merger because of its inherent unfairness to the stockholders being frozen out and the higher costs of effecting a cash-out merger.

16

          Tender Offer. Our board of directors also considered making a tender offer to stockholders. A tender offer to stockholders would have the benefit of giving the individual stockholder a choice in whether to retain his or her shares or accept a cash offer to purchase the shares. However, our board of directors did not believe a tender offer would be successful in achieving Trek's purpose of going private by reducing the number of common stockholders to below 300. Approximately 230 of our 462 common stockholders of record hold fewer than 50 shares of common stock, and approximately 350 of our stockholder hold fewer than 250 shares. Many of these holders might not respond to a tender offer because the number of shares they own and corresponding cash they would receive from the tender offer is so small. Further, under federal securities laws, Trek would have to leave the tender offer open for a minimum period of time during which it would be uncertain of the outcome. If the tender offer were not successful in adequately reducing our stockholder base, we would have had to resort to a "cash-out" merger in order to complete the going private transaction.

          Sale or Merger of Trek. Another possibility considered by our board of directors was the sale of Trek or a merger of Trek with another organization. During the last three years, Mr. Montgomery has engaged in informal conversations with at least three entities concerning the possibility of the sale of Trek or the merger of Trek with other entities. Except for one potential transaction that was ultimately abandoned by the parties, none of these discussions advanced beyond the initial discussion phases. In the potential transaction that was ultimately abandoned, Mr. Montgomery was approached in October 2002 by the chief executive officer and chairman of the board of a publicly held independent oil and natural gas production, development and exploitation company. The potential acquirer initially proposed a transaction in which Trek would merge with and into a wholly-owned subsidiary of the potential acquirer. In the potential acquirer's initial offer, our stockholders would have received $1.30 in cash in exchange for all of Trek's outstanding common stock. The parties then commenced negotiation of a definitive merger agreement. The potential acquirer later reduced its offer to $1.10 per share of Trek common stock. Our board of directors determined that this price undervalued our common stock in comparison to prices being paid by our competitors for producing oil and natural gas properties (or oil and natural gas companies) and negotiations were terminated.

          During March 2003, we engaged an independent local investment banking firm for the purpose of seeking candidates for a sale or merger transaction involving Trek. This firm contacted more than 100 prospective purchasers and identified five entities who expressed an interest in acquiring Trek. However, each of these entities expressed only an interest in acquiring our assets in lieu of a merger or purchase of our capital stock, and Mr. Montgomery had previously engaged in informal conversations with three of those entities concerning a potential acquisition of Trek. None of these potential transactions would have resulted in payments to our stockholders in excess of $1.10 per share, before taking into account taxes that would have been incurred by Trek on the liquidation of its assets. The liquidation of our oil and natural gas properties would result in substantial income tax on the sale of our assets due to our low tax basis in our oil and natural gas properties. Based on these factors, during July 2003, our board of directors decided not to continue to pursue a sale or merger of Trek.

          With the strong recovery in commodity prices in the last two years and the resulting improvement in our cash flows and earnings, our board of directors sees value in Trek continuing to participate in the oil and natural gas industry. Furthermore, while our board of directors did not engage an independent financial advisor during 2004 for the purpose of seeking candidates for a sale or merger transaction involving Trek, our board of directors believes there is not sufficient interest by other entities at this time in a purchase of Trek or a merger of Trek at prices which would be acceptable to our stockholders, in part due to the type of high operating cost, low producing wells that comprise the majority of our assets, as evidenced by our discussions and negotiations with potential acquirers during the last three years. This belief is further supported by the fact that Mr. Montgomery had engaged in informal discussions with at least three entities concerning a sale or merger of Trek, only one of which advanced beyond the initial discussion phases, and the fact that the independent investment banking firm engaged by Trek during 2003 was unsuccessful in identifying any candidates for a sale or merger transaction of Trek. Accordingly, our board of directors decided not to continue to pursue a sale or merger of Trek at this time. We reserve the right to reinstitute discussions at any time in the future concerning the sale or merger of Trek.

          Purchase of Shares on the Open Market.  Our board of directors also considered repurchases by Trek of shares of its common stock on the open market. This alternative was rejected because the impact of purchases by

17

Trek on the limited trading volume could be significant and there is no assurance that a sufficient number of stockholders with fewer than 100 shares would participate to effectively reduce the number of stockholders.

          In reviewing these potential alternatives, our board of directors considered each of the alternatives and their potential availability and effectiveness, as described above, and determined that the reverse stock split would be the best means of accomplishing Trek's goal of terminating its registration and periodic reporting obligations with the SEC. The September 22 meeting was also attended by representatives of Haynes and Boone, LLP, Trek's legal counsel.

          At a meeting of the board of directors called by Mr. Montgomery on November 1, 2004, Mr. Montgomery formally proposed for consideration by our full board of directors that Trek undertake a going private transaction through a 1-for-100 reverse stock split in which fractional shares resulting from the reverse stock split would be cashed out in order to reduce the number of stockholders of record to less than 300. Mr. Montgomery outlined the benefits of effecting a going private transaction through a reverse stock split, including the fact that the reverse stock split would be applied equally to all stockholders and that the reverse stock split would provide complete or partial liquidity for stockholders in an environment in which liquidity has been lacking in our common stock. The board, with the assistance of its legal counsel, discussed in detail the various benefits and detriments of forming a special committee of the board to consider and approve the going private transaction and retaining an independent financial advisor to opine as to the fairness of the consideration to be received by stockholders receiving cash in lieu of fractional shares as a result of the reverse stock split.

          The board, with the assistance of its legal counsel, discussed in detail the various benefits and detriments of forming a special committee of the board to consider and approve the going private transaction and retaining an independent financial advisor to opine as to the fairness of the consideration to be received by stockholders receiving cash in lieu of fractional shares as a result of the reverse stock split. At the meeting, Mr. Montgomery noted that reverse stock split will be applied equally to all shares of Trek, whether held by affiliated or unaffiliated stockholders, and that while all of Trek's affiliated shareholders would remain stockholders of Trek following the reverse stock split by virtue of their holdings, unaffiliated stockholders will have the same opportunity if they so choose. The other board members then inquired as to whether the ownership percentages of our affiliated stockholders would change substantially in as the result of a reverse stock split, and Mr. Montgomery noted that our affiliate stockholders' ownership percentages will likely remain substantially unchanged after the reverse stock. The board then discussed the fact that, unlike a third party tender offer or a repurchase of shares by Trek, there is no price to negotiate on behalf of the unaffiliated stockholders, and in the case of the reverse stock split, the board of directors is tasked with determining a fair price to offer all stockholders.

          Based on these discussions, our board of directors directed Mr. Montgomery, with the assistance of Haynes and Boone, LLP, Trek's outside legal counsel, to deliver to the board a report detailing the advantages and disadvantages of terminating our public company status through a reverse stock split, and the necessary procedures to carry out the reverse stock split and resulting going private transaction.

On November 19, 2004, Mr. Montgomery delivered to our board of directors a memorandum detailing:

*	the requirements for terminating Trek's registration and periodic reporting obligations;

*	the costs and burdens recently imposed on Trek as a result of its public company status;

*	the additional costs that Trek will be required to expend under the Sarbanes-Oxley Act;

*	Trek's recent financial and operating history and the expected increased costs of retaining an outside auditor;

*

the purposes for, and benefits of, taking Trek private, including the cost savings to be achieved by terminating our public company status and the ability of our employees to devote more time and effort to improving our operations, such as identifying drilling prospects, future acquisitions and other operational projects to promote Trek's business;

*

the limited benefit from continued public company status, such as the lack of access to the public equity markets due to our relatively small size, the lack of liquidity in our common stock due to its small public float and limited trading volume, and our inability to use Trek capital stock as acquisition currency due to the lack of liquidity in such capital stock;

18

*	potential alternatives to a going private transaction, including a merger or sale of Trek;

*

the benefits of remaining a public company, such as the availability of a public market for the sale and exchange of shares, stockholder liquidity, and readily accessible financial, business and management information about Trek;

*	Trek's unwieldly capital structure and the approximate amount of capital necessary to take Trek private through a reverse stock split; and

*	factors considered by Mr. Montgomery, and factors that should be considered by our board of directors, as to the fairness of the proposed reverse stock split.

          Between November 19 and November 22, 2004, our board of directors reviewed the memorandum and the various benefits and detriments of the reverse stock split discussed therein. The board also was provided and reviewed a draft of the information statement on Schedule 14C discussing in detail the various aspects of the reverse stock split and going private transaction.

          At a meeting of our board of directors called by Mr. Montgomery on November 22, 2004, the board further discussed the proposed reverse stock split. The full board and Trek's legal counsel discussed at length the benefits and disadvantages of forming a special committee of the board comprised of independent directors to consider and review the reverse stock split and to make a recommendation to the full board as to the approval of the reverse stock split. Specifically, the board discussed the fact that the reverse stock split applies equally to all stockholders, including Mr. Montgomery, and that neither Mr. Montgomery nor any other director, executive officer or affiliate of Trek would be entering into any contract or arrangement in connection with the reverse stock split or receiving any benefit not received by any other stockholder. Furthermore, the board noted that Mr. Montgomery's ownership percentage of our common stock would increase only slightly, from approximately 59% to approximately 60%, as a result of the reverse stock split. Based on these factors, the board of directors determined not to appoint a special committee of the board. At the November 22 meeting, our board also considered whether to require the approval of the reverse stock split by the holders of a majority of the shares of common stock held by our unaffiliated stockholders.

          In considering whether to require the approval of our unaffiliated stockholders, the board discussed the fact that stockholders would have the option to remain stockholders of Trek if they purchase sufficient shares to bring their holdings to at least 100 shares immediately prior to the effective date of the reverse stock split, the fact that the reverse stock split applies equally to all stockholders, and the fact that our affiliate stockholders' percentage ownership will likely remain substantially unchanged after the reverse stock split. Based on these factors, the board of directors determined not to require the approval of the reverse stock split by the holders of a majority of the shares of common stock held by our unaffiliated stockholders. The board also discussed in detail other aspects of the going private transaction, including the price to be paid to stockholders in lieu of fractional shares. In that regard, the board reviewed recent and historical market price information concerning our common stock. The board also received an update from Mr. Montgomery outlining the costs to be incurred in retaining an independent financial advisor to render an opinion regarding the fairness of the consideration to be paid to stockholders who would receive cash in lieu of fraction shares in connection with the reverse stock split. Mr. Montgomery advised the full board that the costs that Trek would incur in retaining an independent financial advisor to render a fairness opinion would exceed $55,000, and that the amount of consideration to be paid to holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split would be approximately $57,000.

          At a meeting of our board of directors called by Mr. Montgomery on December 23, 2004, the full board further discussed the price to be paid to stockholders in lieu of fractional shares. The board again discussed Trek's recent and historical market price information. The board then instructed Mr. Montgomery, with the assistance of outside accounting and legal counsel, to determine the various valuation methods that should be analyzed in determining the fairness of the consideration to be paid to stockholders who would receive cash in lieu of fractional shares following the reverse stock split.

19

          The board, at a meeting called by Mr. Montgomery on January 10, 2005, again discussed the various going private alternatives discussed above. Mr. Montgomery presented to the full board an overview of the reasons for and benefits of the reverse stock split, including the cost savings to be achieved by terminating our registration and periodic reporting obligations. Mr. Montgomery itemized to the full board of directors the various expenses that would be reduced or eliminated upon the termination of Trek's public company status, including expenses incurred in complying with Trek's registration and periodic reporting obligations; proxy, annual report and related stockholder communications expenses; directors & officers liability insurance premiums; and expenses incurred by reason of the passage of the Sarbanes-Oxley Act of 2002. Mr. Montgomery noted that annual cost savings as a result of the going private transaction were estimated to be approximately $193,000. The board then discussed the initial set-up costs to be incurred in 2005, estimated to be more than $150,000, and annual costs expected to be incurred, estimated to be more than $50,000, in implementing the new internal control system required under the Sarbanes-Oxley Act if the Company were to remain publicly owned.

          The Board then discussed the reasons for the going private transaction and undertook a discussion of the fact that Trek had not been able to take advantage of the benefits normally enjoyed by public companies. Specifically, Trek had not been able to access the public capital markets, our stockholders had not experienced significant market liquidity in their stock, and we have been unable to use our capital stock as consideration for acquisition transactions due to the lack of liquidity.

          After inquiry by Mr. Hill, the board discussed the fairness of the proposed reverse stock split ratio of 1-for-100. Mr. Montgomery noted that the selected split ratio was a result of calculations intended to determine how many shares needed to be "cashed-out" to achieve Trek's goal of going private. The board inquired with Mr. Montgomery as to the number of stockholders of record that would no longer continue as stockholders as a result of the reverse stock split and the number of pre-reverse stock split shares that would be eliminated in connection with the reverse stock split. Mr. Montgomery advised the board that the number of stockholders of record would be reduced from 462 to approximately 168, and that out of the Company's 3,536,469 shares of pre-reverse stock split shares of common stock outstanding, approximately 23,000 shares would be cashed-out in the reverse stock split. The board then discussed the fact that the reverse stock split ratio would need to be structured to cash-out a sufficient number of stockholders to reduce the likelihood that the number of stockholders of record would exceed 500 in the future, which would require Trek to resume its registration and reporting obligations.

          At the January 10 meeting, the board again discussed various alternatives to the reverse stock split that would have the effect of allowing Trek to terminate its registration and reporting obligations. Mr. Montgomery noted that the board had considered at length various alternatives to the reverse stock split at the board's meetings held on September 22, 2004, November 1, 2004, November 22, 2004 and December 23, 2004. These alternatives include a cash-out merger, an issuer tender offer for our capital stock, a sale or merger of Trek, and purchases by Trek of shares of its common stock on the open market. The board again discussed the benefits and detriments of each of the alternatives, including:

-

the prohibitive costs of a cash-out merger and the fact that a cash-out merger would provide none of our unaffiliated stockholder an opportunity to continue as a stockholder and participate in our future growth, if any;

-

the fact that an issuer tender offer might be unsuccessful in achieving our goal of going private due to the substantial number of small stockholders of Trek that might not respond or tender their shares;

-

the board's belief that there is not sufficient interest at this time in a purchase or merger of Trek at a price which would be acceptable to our stockholders, in part due to the type of high operating cost and low volume producing wells that comprise the majority of our properties, and further supported by the fact that, during the last three years, Mr. Montgomery had engaged in informal conversations with at least three other entities concerning the possible sale or merger of Trek, but that only the proposed transaction had advanced beyond the initial discussion phase and was ultimately abandoned; and

-

the fact that purchases by Trek of its common stock on the open market might not achieve the our goal of going private due to the limited trading volume of our common stock and the fact that there is no assurance that a sufficient number of stockholders would participate in order to effectively reduce the number of stockholders of record to below 300.

20

          The board also identified and undertook a discussion of the disadvantages of the reverse stock split, namely, the fact that stockholders of record owning less than 100 shares would not be able to participate in any future growth of Trek. The board noted that this disadvantage is minimized by the fact that any stockholder who so chooses can remain a stockholder by purchasing a sufficient number of shares in order to increase the number of shares in such stockholder's record account to more than 100. Another disadvantage discussed by the board is the fact that stockholders who remain after the reverse stock split will no longer have access to information concerning our operations and financial results that is currently available in our SEC filings. The board noted that we will continue to provide annual financial information to our stockholders following the termination of our registration and reporting obligations.

          Based on these considerations, at the January 10 meeting, the board determined that the results of a reverse stock split are more predictable and automatic, and determined that the reverse stock split is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 and effecting the termination of our registration and periodic reporting obligations. In order to apply to terminate our registration and periodic reporting obligations, we would have to reduce the number of record holders of our common stock to fewer than 300. Therefore, at the January 10 meeting, our board of directors, including each director who is not an employee of Trek, unanimously approved an amendment to Trek's certificate of incorporation that, upon filing with the Delaware Secretary of State, will give effect to a 1-for-100 reverse stock split of Trek's common stock.

          Our board of directors determined that it is in the best interests of Trek and its stockholders to terminate Trek's public company status at this time, due not only to the fact that Trek has received limited benefits from its public company status for some time, but due to the additional costs that would be incurred during fiscal 2005 relating to the anticipated expenses required to set up, document, monitor and audit a comprehensive internal control system under Section 404 of the Sarbanes-Oxley Act, including the annual increase of approximately $30,000 in audit fees anticipated to be incurred if Trek were to be required to retain a new independent auditor in light of the increased demands by reason of the Sarbanes-Oxley Act.

          Mr. Montgomery then asked the board to consider the fairness of the proposed consideration of $2.50 per share to be paid to our stockholders for each pre-reverse stock split share of common stock to be cashed-out in the reverse stock split. The board considered various valuation methodologies that should be considered in determining the fairness of the cash consideration to be paid to stockholder receiving cash in lieu of fractional shares. The board first considered the current and historical market price of our common stock. The board noted preliminarily that the common stock price had recently increased due to our recent earnings release, and the fact that the trading volume of the stock sometimes increases substantially for short periods of time following earnings releases. The board noted that the $2.50 per share represents a 14% premium over the average closing bid price of the stock on January 7, 2005, the last trading day prior to the announcement of the going private transaction, a 40% premium over the average closing bid price of the stock over the past 90 days, and a 74% premium over the weighted average daily closing price of the stock over the past 12 months.

          The board also considered the net book value per share of our common stock, which was less than $1.60 as of September 30, 2004, and that the $2.50 per share consideration represented a 56% premium over our net book value per share on that date. The board also identified the following valuation methods and determined not to consider or analyze such valuation methods because of the lack of available information necessary to apply such methods or the inapplicable nature of such methods:

-	liquidation value;

-	prices paid by Trek for recent purchases of its securities;

-	going concern value; and

-	recent firm offers made by unaffiliated parties for the merger, consolidation, sale or other transfer of Trek's capital stock or assets.

21

The various valuation methods analyzed by the board of directors are discussed in detail below under "Special Factors - Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split."

          After identifying, evaluating and determining the applicability of each of these valuation methodologies, the board determined that the current and historical market price valuation method provides the most accurate indicator of the fair value of our common stock, and the board concluded that this valuation method provides the highest consideration for stockholders who will receive cash in lieu of fractional shares in the reverse stock split. Based on these considerations, the board considered the $2.50 per share to be paid to our stockholders for each pre-reverse stock split share of common stock to be cashed-out in the reverse stock split to be fair to such stockholders.

          Under Delaware law and Trek's certificate of incorporation, as amended, the affirmative vote of the holders of (a) a majority of our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class and on an as-converted to common stock basis, and (b) a majority of our outstanding shares of common stock, voting separately as a class, is required to approve the certificate of amendment to our certificate of incorporation to effect the reverse stock split. On _________ __, 2005, stockholders holding (a) approximately 71% of the outstanding common stock and Series A convertible preferred stock, voting together as a single class and on an as-converted to common stock basis, and (b) approximately 59% of the outstanding common stock, voting separately as a class, acted by written consent to approve the reverse stock split and the transactions contemplated thereby and to adopt for filing the certificate of amendment to Trek's certificate of incorporation. No further stockholder vote, action or consent is necessary, and there will not be a special meeting of stockholders. On or about the 20th day following the mailing of this information statement, we will file the certificate of amendment with the Delaware Secretary of State to effect the reverse stock split. This action will be taken to reduce the number of holders of record of our common stock to less than 300, which will allow us to terminate the registration of our securities pursuant to Section 12(g), and our duty to file reports under Sections 13(a) and 15(d), of the Securities Exchange Act of 1934, as amended.

Reasons for the Reverse Stock Split

Termination of Registration and Reporting Requirements; Reduction of Expenses

          The reason for the reverse stock split is to qualify Trek for deregistration of its common stock under SEC Rules 12g-4(a)(1) and (b). Those rules allow a public company with a class of securities held by less than 300 persons to terminate its registration and reporting obligations under the Securities Exchange Act of 1934, as amended, with respect to that class of securities. Trek believes it is its duty in fairness to all of its stockholders and an exercise of its good business judgment to accomplish the reverse stock split as soon as possible.

          The reverse stock split will terminate the equity interests of approximately 294 of Trek's record holders of common stock who each own fewer than 100 shares of common stock, and will reduce the equity interest of any record holder who beneficially holds a number of shares of common stock that is not evenly divisible by 100. In addition, the reverse stock split will terminate the equity interests of beneficial owners of less than 100 shares whose shares are held in "street name" by their broker or other record owner. The reverse stock split is expected to relieve Trek of the administrative burdens and costs associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws by deregistering Trek's common stock. In addition, the reverse stock split would provide small stockholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions, particularly in light of the limited trading liquidity available to holders of Trek's common stock.

          Trek is proposing this transaction at this time as part of its ongoing effort to control unnecessary expenses and to cut general and administrative costs wherever feasible. The primary purpose of the reverse stock split is to eliminate the expenses and our employees' time and effort related to our registration and periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and the related stockholder servicing expenses associated with being an SEC reporting company. Annual costs associated with Trek's registration and periodic reporting obligations, including auditors' fees, attorneys' fees, insurance costs, transfer agent fees, printing, postage and other stockholder communications expenses, stock transfer fees and other miscellaneous fees associated with being a publicly held company and servicing stockholders amount to approximately $193,000. The overall

22

executive time expended on the preparation and review of our public filings have and will likely continue to increase in order for our chief executive officer and chief financial officer to certify the financial statements in each of our public filings as required under the Sarbanes-Oxley Act. These indirect costs are substantial and although there will be no direct monetary savings if the reverse stock split is effected and Trek goes private, the time currently devoted to our public company reporting obligations could be devoted to other purposes such as identifying and pursuing drilling prospects, future acquisitions and other operational projects to further promote our business.

          The costs and burdens imposed on Trek as a result of being public have increased significantly as a result of the passage of the Sarbanes-Oxley Act of 2002. Due to the new regulations and compliance procedures required of public companies under the Sarbanes-Oxley Act, Trek has experienced annual increases in legal and other compliance fees of approximately $20,000, and expects that the direct and indirect costs in order to comply with the Sarbanes-Oxley Act and the regulations enacted by the SEC thereunder will increase in the future. In addition, following the effectiveness of the Sarbanes-Oxley Act, Trek terminated its auditor, Ernst & Young, LLP and simultaneously appointed Hein & Associates LLP as its new outside auditor. Our board of directors made the determination to terminate our relationship with Ernst & Young, a "big four" accounting firm, and engage a smaller regional audit firm in order to reduce the effect of increased audit costs that would have resulted, in part, from the new regulations and reporting requirements under the Sarbanes-Oxley Act. Furthermore, Hein & Associates LLP had advised Trek that it would need to increase its audit fees from approximately $30,000 to approximately $60,000 annually, or would need to withdraw as our auditors after completion of their audit of our 2004 financial statements due to the increased demands on their time by reason of the Sarbanes-Oxley Act. The burden and cost of engaging and educating a new outside auditor, if required, will be material, and we expect our outside audit costs to increase materially in future periods if we remain public.

          There are significant additional costs that Trek will be required to expend under the Sarbanes-Oxley Act if Trek were to remain publicly held. These costs relate to the anticipated expenses required to set up, document, monitor and audit a comprehensive internal controls system. Although Mr. Montgomery believes that its current internal control system is adequate for a company the size and complexity of Trek, the requirements of an enhanced internal controls system such as that required by the Sarbanes-Oxley Act is greater than that which is required, in Mr. Montgomery's opinion, for a company the size of Trek. We estimate the initial setup costs associated with the implementation of a new internal controls system to be at least $150,000 and ongoing annual costs to be $50,000, including, in each case, costs related to computer software and hardware and fees to consultants and other third parties for compliance planning, assessment, documentation and testing. In addition, we expect this effort will absorb a material amount of internal staff resources. Taking into consideration the additional audit fees required to be paid by Trek as it implements such an internal controls system, it is the opinion of our board of directors that the costs of such an endeavor are not worth the benefits to be expected. Additionally, the existence of the Sarbanes-Oxley Act may make it difficult for Trek to attract and retain independent directors and obtain directors and officers insurance.

          The additional costs and fees associated with being a public company discussed above are only estimates. The actual savings that we may realize may be higher or lower than the estimates set forth above. In light of our current size, opportunities and resources, our board of directors does not believe that the costs are justified. Therefore, our board of directors believes that it is in the best interests of Trek and its stockholders to eliminate the administrative and financial burden associated with being a public company.

Aspects of Remaining Public

          Our board of directors believes that Trek and its stockholders currently derive no material benefit from continued registration under the federal securities laws. Throughout Trek's time as a public company, Trek has explored potential alternatives to increase stockholder value and attract investor interest and in some instances has implemented such measures. We have explored a possible sale or merger of the company with other entities. During the last two years, Trek has engaged in several informal conversations with other entities concerning the possibility of the sale of the company or the merger of Trek with other entities. Only one of these discussions advanced beyond the initial discussion phases, which was ultimately abandoned by the potential acquirer. Our board of directors believes there is not sufficient interest by other entities at this time in a purchase of Trek or a merger of the company at prices which would be acceptable to and in the best interests of Trek's stockholders, in part due to the type of high operating cost, low producing wells that comprise the majority of our assets.

23

          Generally, Trek has been unsuccessful in attracting investor interest despite operating a publicly held company for several years. Trek has been unable to provide increased value to our stockholders as a public company, and particularly as a result of the significantly increased burdens associated with being a public company following the passage of the Sarbanes-Oxley Act, Mr. Montgomery our board of directors do not believe that remaining a public company is in the best interest of Trek or its stockholders. The substantial costs and burdens imposed on Trek as a result of being public have increased materially and are likely to continue to increase materially as a result of the passage of the Sarbanes-Oxley Act and the implementation of related corporate governance reforms.

          The tangible and intangible costs of being a public company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. Our board of directors does not believe Trek is in a position to use its status as a public company to raise capital through sales of securities in a public offering or to otherwise access the public markets to raise equity capital. Our common stock's small public float and limited trading volume have limited the ability of our stockholders to sell their shares without also reducing our trading price. The lack of liquidity also limits our ability to use its stock as acquisition currency or to successfully attract and retain employees. During the 12 month period prior to announcement of the proposed reverse stock split from January 2004 to December 2004, the average daily trading volume of Trek's common stock on the over the counter bulletin board was approximately 9,000 shares.

          Continuing as a public company would provide certain benefits, namely a public market for the sale and exchange of shares, stockholder liquidity, and readily accessible financial, business and management information about Trek. The reason for terminating these benefits is that they are expensive and of limited effect for small, public companies like Trek. Over the past 12 months, very little trading has taken place in Trek's securities, affording stockholders little liquidity for their shares. Trek's market capitalization is so small that it does not attract substantial investment activity or analyst interest. Consequently, the benefits that generally accompany status as a publicly traded company provide little practical benefit to Trek. As a result, our board of directors has determined that the costs of remaining a publicly traded entity outweigh the benefits for Trek.

          In certain respects, our registration and periodic reporting obligations have resulted in Trek's being at a competitive disadvantage with respect to our privately held competitors. In the view of our board of directors, many of our competitors have a cost advantage in that they do not have the operating expenses associated with being a public company, and are therefore able to more competitively acquire oil and natural gas properties and increase their reserve base than Trek.

Unwieldy Capital Structure

          Trek's ownership structure is unwieldy. Trek is a small, public company by any measure, including gross assets, market value, gross revenues, employees, net income, etc. Our stockholder base is quite large compared to our size. In addition, we have an inordinate number of stockholders owning a very small number of shares.

          Out of 462 stockholders of record, 294 stockholders hold fewer than 100 shares of common stock. In addition, the reverse stock split will terminate the equity interests of approximately 70 beneficial owners of less than 100 shares of common stock whose shares are held in "street name" by their broker, bank or other record owner. The aggregate market value of the shares held by these stockholders is estimated to be approximately $25,000 at the price of $2.20 per share of common stock, the closing bid price for our common stock on January 7, 2005.

Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split

          Our board of directors has analyzed the reverse stock split and its anticipated effects on our stockholders, and all of the members of our board of directors, including each director who is not an employee of Trek, deemed the reverse stock split and related termination of our registration and periodic reporting obligations to be substantively and procedurally fair to, and in the best interests of, both our affiliated and unaffiliated stockholders, whether they are cashed out or remain as stockholders following the reverse stock split. In reaching this conclusion, our board of directors considered, in no particular order and without preference, the following factors:

24

Substantive Factors Favoring the Reverse Stock Split

Our board of directors considered, in no particular order and without preference, a number of factors in determining the substantive fairness of the reverse stock, including:

          The reverse stock split offers stockholders who hold fewer than 100 shares the opportunity to dispose of their holdings at a premium above current market prices, average historic market prices and net book value without brokerage commissions. Our board of directors considered several methods for valuing our common stock to determine the $2.50 per share of existing common stock to pay to stockholders who will have fractional shares of our common stock as a result of the reverse stock split. These valuation methods included:

*

Current and historical market prices of our common stock. On January 7, 2005, the last day on which shares of Trek common stock traded prior to the public announcement of the proposed reverse stock split, the high and low bid prices for Trek's common stock was $2.20 and $2.19, respectively. Over the past 12 months, our outstanding common stock traded at prices ranging between $.95 and $2.45 per share with a weighted average daily closing price of $1.44. The 90 day average closing price for the period ending December 31, 2004 was $1.79.

*

Net Book Value.  As of September 30, 2004, the net book value per share of our outstanding common stock was less than $1.60. This net book value is based on our consolidated balance sheet as of September 30, 2004.

*	Other Valuation Methods Not Considered. The board of directors did not consider the following valuation methods because such information was not available to, or does not apply to, Trek:

-

Prices paid in previous purchases by Trek of its securities during the past two years. Our board of directors did not consider this valuation method because Trek has not purchased any securities during the past two years, either on the open market or repurchases directly from stockholders.

-

Going concern value. Our board of directors did not consider this valuation method because our board determined that our going concern value could not be determined with accuracy, and the costs associated with engaging an independent financial advisor to assist the board in analyzing our going concern value exceeded the benefits of such analysis.

-

Liquidation value. Our board of directors does not believe liquidation value to be a reliable indicator of our value because the liquidation of our oil and natural gas properties through one or more transactions would not provide a price reflective of the value our oil and natural gas properties, due in part to the to the type of high operating cost, low producing wells that comprise the majority of our properties. In addition, the liquidation of our oil and natural gas properties would result in substantial legal, sales commissions, title transfer, and other costs incurred for those sales. Also, we would incur income tax expense on the sales of properties, due to our low tax basis. Our board of directors was unable, as a result of the uncertainty regarding the additional costs and taxes, to establish a reliable estimate of liquidation value.

-	Firm offers of which Trek is aware made by an unaffiliated person during the past two years for:

+

The merger or consolidation of Trek with another company. Our board of directors did not consider this valuation method because we have not received any firm offer, and are not aware of any firm offer received by our stockholders, from any unaffiliated person during the past two years for a merger or consolidation of Trek. While Trek did receive an offer for the merger of Trek during October 2002, our board of directors does not believe such offer is a reliable indicator of our value because of the significant increase in commodity prices since that time.

25

+

The sale or other transfer of assets. Our board of directors did not consider this valuation method because we have not received any firm offer from any unaffiliated person during the past two years for the sale or other transfer of assets of Trek. While Trek did undertake preliminary discussions, discussed above, with prospective purchasers during early 2003 regarding the acquisition of our assets, our board of directors does not believe that the purchase prices discussed preliminarily with these prospective purchasers are reliable indicators of our value because the discussions did not result in any firm offer and were preliminary in nature, and because commodity prices have increased significantly since that time.

+

The purchase of Trek's securities enabling the holder to exercise control over Trek. Our board of directors did not consider this valuation method because we have not received any firm offer, and are not aware of any firm offer received by our stockholders, from any unaffiliated person during the past two years for the purchase of Trek's securities enabling the holder to exercise control over Trek.

          After considering these valuation methods, our board of directors concluded that the current and historical market price valuation method provides the highest consideration for the stockholders who hold fewer than 100 shares. This valuation method also allows Trek's unaffiliated stockholders the opportunity to immediately receive the anticipated benefit of selling their investment in Trek.

          Due to historical trends, our board of directors has consistently relied on the market price as a fair indicator of Trek's value. The cash consideration of $2.50 per share to be paid for fractional shares is 114% of Trek's current market price (based on a closing price of $2.20 on January 7, 2005, the last trading day prior to the public announcement of the proposed reverse stock split) and more than 140% of a 90 day average (based on the average closing price of $1.79 for the 90 day period prior to December 31, 2004) and more than 140% of a 90 day average (based on the average closing price of $1.79 for the 90 day period prior to December 31, 2004). As such, our board of directors considers it to be fair to Trek's stockholders. The price per share is made even more fair by the fact that Trek is committed to paying any transaction fees that are imposed on our stockholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charges, as a result of the reverse stock split.

          The reverse stock split ratio is fair and equitable to unaffiliated stockholders.    The purpose of the reverse stock split is to reduce the number of record holders to fewer than 300 so that Trek can file to terminate its registration and periodic reporting obligations and continue future operations as a private company. The split ratio is a result of calculations that were intended to determine how many shares needed to be eliminated to reduce the number of record holders to fewer than 300. Our board of directors feels the current ratio of 1-for-100 is fair because it was calculated without bias towards any one group of stockholders. The ratio will be applied equally to all shares Trek's common stock, and will not serve to increase any one person's position, ownership or financial gain as a result of the reverse stock split.

Procedural Factors Favoring the Reverse Stock Split

          The reverse stock split provides Trek's stockholders with liquidity.    The average daily trading volume for Trek's common stock over the last three months was approximately two-tenths of one percent (2/10%). The reverse stock split will provide stockholders who hold fewer than 100 shares on the effective date of the reverse stock split the opportunity to liquidate their investment in Trek. Under normal circumstances and based on the high trading price per share of $2.20 as of January 7, 2005, the last trading day prior to the public announcement of the proposed reverse stock split, stockholders with fewer than 100 shares wanting to sell their common stock would likely incur transaction fees that are disproportionately high relative to the market value of their holding of our common stock. The reverse stock split will eliminate this problem for those stockholders because Trek will pay any transaction fees that are imposed on our stockholders by a bank, brokerage firm or other nominee, such as brokerage commissions and service charges, as a result of the reverse stock split.

          The reverse stock split includes the ability to remain a stockholder of Trek.  Another factor considered by our board of directors in determining the procedural fairness of the transaction to unaffiliated stockholders is that current holders of fewer than 100 shares of our common stock may elect to remain stockholders of Trek by acquiring sufficient shares so that they hold at least 100 shares in their account immediately prior to the reverse stock split.

26

Conversely, stockholders who desire to liquidate their shares of Trek's common stock for the cash consideration offered may reduce their holdings to less than 100 shares prior to the reverse stock split. Our board of directors considers the structure of the reverse stock split to be fair to all stockholders because it allows them to control the decision of whether to remain a stockholder of Trek following the reverse stock split or to receive the cash consideration offered in connection with the reverse stock split.

          No material change in percentage ownership of the affiliated stockholders.    Because we estimate that less than 23,000 out of 3,536,469 shares of our common stock will be cancelled as a result of the reverse stock split, the percentage ownership of stockholders that remain after the reverse stock split will change only slightly from their ownership prior to the reverse stock split. For example, our affiliated stockholders currently own approximately 60% of our outstanding common stock and will continue to own approximately 60% following completion of the reverse stock split. The fact that the transaction has been structured in a manner that maintains a substantially similar percentage ownership of the stockholders, whether affiliated or unaffiliated, who remain after the reverse stock split, supports the fairness of the transaction to our stockholders.

          No unusual conditions to the reverse stock split.    Our board of directors also considered the likelihood that the reverse stock split would be implemented. In this regard the board took into consideration that there are no unusual requirements or conditions to the reverse stock split, and the fact that Trek has the financial resources to implement the reverse stock split expeditiously.

Substantive Factors Disfavoring the Reverse Stock Split

          Cessation of public sale opportunities.    Following the reverse stock split, Trek will apply for the termination of its registration and periodic reporting obligations with the SEC. Once we terminate our registration and periodic reporting obligations, our common stock will no longer be eligible to be quoted on the over the counter bulletin board. As a result, stockholders may no longer have the alternative of selling their shares of common stock on the public market, and there may be no effective trading market for our common stock. As a result, any stockholder desiring to sell his or her shares may have a difficult time finding a buyer. Such illiquidity may reduce the price a buyer is willing to pay for your shares. We anticipate that the public market for shares of Trek's common stock will be substantially reduced or eliminated altogether. Additionally, we do not have any present intention or plans to sell Trek or enter into any other transaction that would provide liquidity for your shares.

          However, because only approximately 3% of the shares of our outstanding common stock have been traded over the past 12 months, the current public market is highly illiquid. As a practical matter, there currently exists very little liquidity for our common stock; therefore, our board of directors believes any further losses of liquidity will have little effect on unaffiliated stockholders and will be outweighed by the benefits of terminating our registration and periodic reporting obligations. In addition, because the effect of further losses of liquidity due to ineligibility for quotation on the over the counter bulletin board will have the same impact on all of our stockholders, whether affiliated or unaffiliated, our board of directors does not believe that this factor makes the transaction unfair to unaffiliated stockholders.

          Cessation of publicly available information.    Stockholders remaining in Trek following the reverse stock split will no longer have available all of the information regarding Trek that is currently available in our filings with the SEC. We plan to deliver annual financial information, including our balance sheets, statements of operations, statements of cash flows and notes to our financial statements, to our stockholders following the reverse stock split. However, as a result of the reverse stock split and resulting termination of our registration and periodic reporting obligations, Trek will no longer prepare or file annual or quarterly reports with the SEC. As a result, our stockholders will no longer be provided, among other things:

-	quarterly financial information;
-	information concerning our properties, assets and business;
-	our management's annual and quarterly reports on our financial condition, results of operations and liquidity and capital resources;
-	information concerning our directors and executive officers and their compensation, stock ownership and transactions in our common stock;
-	information concerning the stock ownership of our principal stockholders;

27

-	information concerning, and copies of, our corporate and organizational documents and our material contracts and agreements; and
-	information concerning material transactions that we enter into.

          This information that is currently available to the general public and our investors through our SEC filings will not be publicly available once we terminate the registration of our securities and our registration and periodic reporting obligations. The elimination of these reporting requirements will result in the loss of financial transparency for unaffiliated stockholders that remain stockholders in Trek after the reverse stock split.

          Our board of directors does not believe this factor makes the transaction unfair to unaffiliated stockholders because any detriment to unaffiliated stockholders that may result from the termination of the registration of our securities and our periodic filings will be offset by the anticipated cost-saving benefits and competitive advantages to Trek of no longer publicly filing such reports.

          In addition, those of our stockholders who have restricted securities because they purchased their shares from Trek in unregistered, private-placement transactions will be unable to resell their shares of Trek's common stock under the exemptions provided by SEC Rule 144, unless and until (a) we resume filing the information required under that rule with the SEC or (b) such stockholders are eligible to sell their shares pursuant to SEC Rule 144(k). Given the current and historically low trading volume in our common stock, our board of directors does not believe that the unavailability of the Rule 144 exemptions is a factor that makes the transaction unfair to unaffiliated stockholders.

          Inability to participate in any future increase in the value of our common stock.  Stockholders who are cashed out as a result of the reverse stock split will have no further interest in Trek with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential upside of any increase in the value of such shares. Our board of directors determined that this factor does not make the transaction unfair to unaffiliated stockholders because those unaffiliated stockholders who desire to hold shares of our common stock after the reverse stock split can do so by acquiring sufficient shares so that they hold at least 100 shares in their account immediately prior to the reverse stock split.

Procedural Factors Disfavoring the Reverse Stock Split

          The reverse stock split has not been structured to require the separate approval of directors unaffiliated with Trek.    Among the factors weighing against the procedural fairness of the reverse stock split is the fact that our board of directors did not establish an independent or special committee to represent the interests of our unaffiliated stockholders. Michael E. Montgomery, our chairman of the board, president, chief executive officer and chief financial officer, consented to the reverse stock split as an affiliated stockholder and the holder of a majority of the voting power of Trek. In addition, our board of directors has not and does not intend to have a majority of its non-employee directors retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiation of the terms of the reverse stock split or preparing a report concerning the fairness of the reverse stock split.

          Our board of directors did not establish an independent or special committee or other unaffiliated representative to act on behalf of the interests of the unaffiliated stockholders for several reasons. First and foremost, the reverse stock split will be applied equally to all shares of Trek, whether held by affiliated or unaffiliated stockholders. Unlike a third party tender offer or a repurchase of shares by Trek, there is no price to negotiate on behalf of the unaffiliated stockholders. In the case of the reverse stock split, the board of directors is tasked with determining a fair price to offer all stockholders. Therefore, the interests of the unaffiliated and affiliated stockholders are the same. Second, three of the four board members are not employees or officers of Trek and beneficially own less than one percent of Trek's outstanding common stock. Third, our board of directors is comprised of bankers and private investors with many years of experience valuing businesses. Finally, our board of directors believes its long-standing familiarity with Trek (all four of our directors have served on our board of directors for more than four years), our financial condition, and our prospects make the time and expense of a special committee or independent representative unwarranted. Given the experience level and make up of our board of directors, Trek did not believe it was necessary to appoint a special committee to evaluate the fairness of the terms of the reverse stock split or the value of our common stock.

28

          With respect to the fact one of our directors, Mr. Montgomery, provided his consent as an affiliated stockholders of Trek, our board of directors believe that this potential conflict is outweighed by the substantive features and procedural safeguards of the reverse stock split, including the equal application of the reverse stock split to all shares of Trek, the fact that all stockholders will have the option to remain stockholders of Trek, and the fairness of the price offered to all stockholders.

          Our board of directors has not obtained a fairness report.  Our board of directors, at various board meetings in 2004 and 2005, considered whether, and determined not, to retain an independent financial advisor to opine as to the fairness of the terms of the reverse stock split for several reasons. The reverse stock split will be applied equally to all shares of Trek, whether held by affiliated or unaffiliated stockholders. While all of our affiliated shareholders will remain stockholders of Trek following the reverse stock split by virtue of their holdings, unaffiliated stockholders will have the same opportunity if they so choose. The fact that our affiliate stockholders' percentage ownership will remain substantially unchanged after the reverse stock split is further evidence of the equitable application of the terms of the reverse stock split. Unlike a third party tender offer or a repurchase of shares by Trek, there is no price to negotiate on behalf of the unaffiliated stockholders. In the case of the reverse stock split, the board of directors is tasked with determining a fair price to offer all stockholders. Therefore, the interests of our unaffiliated and affiliated stockholders are the same. In light of such equal treatment and the absence any intent to change the ownership structure of Trek, our board of directors concluded that the costs associated with obtaining a fairness opinion was not justified in this case. The substantial costs that Trek would incur in retaining an independent financial advisor, which are estimated to exceed $55,000, are also not warranted given the amount of consideration to be paid to holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split, which is estimated to be approximately $57,000. In addition, each member of our board of directors has extensive knowledge and long-standing familiarity (all four of our directors have served on our board of directors for more than four years) with Trek and our financial condition and prospects, as well as the oil and gas industry in general and, therefore, possesses sufficient expertise to evaluate the fairness of the consideration to be received by our stockholders as a result of the reverse stock split. Our board of director's long-standing familiarity with Trek make the time and expense of retaining an independent financial advisor unwarranted. Finally, we are not entering into any agreement or arrangement with any of our affiliates in connection with the reverse stock split.

          The reverse stock split has not been structured so as to require the approval of at least a majority of our unaffiliated stockholders.    Our board of directors considered it a risk and potentially negative factor to the procedural fairness of the reverse stock split that the approval of the reverse stock split by a majority of the unaffiliated stockholders is not being sought. This risk is mitigated by the procedural factors favoring the reverse stock split, such as the fact that stockholders have the option to remain stockholders of Trek if they purchase sufficient shares to bring their holdings to at least 100 shares immediately prior to the effective date of the reverse stock split.

          Our board of directors did not engage an independent financial advisor during 2004 to explore alternatives to the reverse stock split. Our board of directors considered it a risk and potentially negative factor to the procedural fairness of the reverse stock split that Trek did not engage an independent financial advisor during 2004 for the purpose of seeking candidates for a sale or merger transaction involving Trek. This risk is mitigated by the fact that Mr. Montgomery has engaged in informal discussions with at least three entities concerning a sale or merger of Trek during the last three years, only one of which advanced beyond the initial discussion phases, and the fact that the independent investment banking firm engaged by Trek during 2003 was unsuccessful in identifying any potential candidates for a sale or merger transaction of Trek. Therefore, our board of directors believes there is not sufficient interest by other entities at this time in a purchase of Trek or a merger of Trek at prices which would be acceptable to our stockholders. Our board of directors believes that the type of high operating cost, low producing wells that comprise the majority of our assets makes Trek unattractive to potential acquirers, as evidenced by the discussions between Trek and entities that have expressed an interest in acquiring Trek during the last three years.

Position of Trek Regarding the Fairness of the Reverse Stock Split

          Our board of directors, including each director who is not an employee of Trek, has unanimously approved the reverse stock split and declared it advisable, in the best interests of, and substantively and procedurally fair to, our

29

unaffiliated stockholders, whether they are cashed out or remain as stockholders of Trek. In reaching these conclusions, our board of directors considered, among other things, the following factors relating to the fairness of the reverse stock split:

Substantive Fairness

*

The cash consideration of $2.50 per share to be paid for fractional shares represents a 14% premium on Trek's current market price (based on a closing price of $2.20 on January 7, 2005, the last trading day prior to the public announcement of the proposed reverse stock split) and more than 140% of the 90 day average (based on the average closing price of $1.79 for the 90 day period prior to January 7, 2005);

*

Those unaffiliated stockholders who continue as stockholders following the reverse stock split will maintain a substantially similar percentage ownership that they had prior to the reverse stock split;

*	Cashed-out stockholders will be unable to participate in the future growth of Trek, if any;

*	The potential loss of liquidity in shares of our common stock does not appear to be a significant loss given the historically small trading volume of our common stock over the past 12 months;

*

Any detriment associated with the reduction in public information available regarding our business, financial conditions and results of operations will be offset by the savings in costs and officer and employee time expected to result from termination of our registration and periodic reporting obligations; and

*	The increasing costs associated with remaining a public-reporting company.

Procedural Fairness

*	The fact that the transaction was structured so as to not require the approval of at least a majority of the unaffiliated stockholders;

*	The absence of a special committee or independent representative for our unaffiliated stockholders or a fairness opinion of an independent financial advisor.

*	The fact that our board of directors did not engage an independent financial advisor during 2004 to explore alternatives to the reverse stock split;

*	The equal application of the reverse stock split on all shares of common stock, whether held by an affiliated or unaffiliated stockholder;

*

The experience of our board of directors and that fact that three of the four directors are not employees or officers of Trek and each beneficially own less than one percent of Trek's outstanding common stock;

*	Unaffiliated stockholders will have an opportunity to liquidate their historically illiquid holdings at a premium and without brokerage fees; and

*

Unaffiliated stockholders can decide to remain stockholders of Trek after the reverse stock split by simply acquiring sufficient shares so that they hold at least 100 shares in their account immediately prior to the reverse stock split.

          Notwithstanding the lack of additional procedural safeguards, such as the consent of a majority of our unaffiliated stockholders or a fairness opinion rendered by an independent financial advisor, our board of directors

30

believes that it has acted in the best interest of both our affiliated and unaffiliated stockholders, whether they are to be cashed out or remain as stockholders of Trek, and that the fairness determination and approval of the transaction has been procedurally fair. In view of the foregoing, the board of directors of Trek believes that sufficient procedural safeguards exist to ensure the fairness of the reverse stock split and that the positive factors outweighed the negative factors, such that the reverse stock split is substantively and procedurally fair to the unaffiliated stockholders of Trek.

Interests of Our Directors and Executive Officers in the Reverse Stock Split

          You should be aware that certain members of our board of directors and our sole executive officer, Mr. Montgomery, may have interests in the reverse stock split that are or may be different from, or in addition to, your interests as one of our stockholders. Each of our directors and our executive officer own more than 100 shares of common stock, as follows:

*	Michael E. Montgomery, our chairman of the board, president, chief executive officer and chief financial officer, currently holds approximately 59% of our outstanding common stock; and

*	Trek directors Harold H. Ginsburg, Kenneth R. Smith and Dewain V. Hill each currently hold less than one percent of our outstanding common stock.

Each of the directors and the executive officer listed above expect to continue as stockholders of Trek after the implementation of the reverse stock split, as follows:

*	Mr. Montgomery will hold approximately 60% of our outstanding common stock; and

*	Trek directors Harold H. Ginsburg, Kenneth R. Smith and Dewain V. Hill will continue to hold less than one percent of our outstanding common stock.

          Unlike stockholders who own less than 100 shares of Trek common stock on the effective date of the reverse stock split, each of the directors and the executive officer listed above will have the opportunity to participate in the potential upside of any increase in the value of Trek's common stock after the reverse stock split. In addition, we expect our directors and our executive officer to retain their respective current positions as directors or executive officers of Trek following the reverse stock split.

          Each of our directors and our executive officer will receive the same cash consideration as our unaffiliated stockholders for fractional shares of common stock to which they would be entitled as a result of the reverse stock split.

Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold Fewer than 100 Shares of our Common Stock in a Single Account

          When the reverse stock split is effected, stockholders holding fewer than 100 shares of our common stock in a single account immediately prior to the effective date of the reverse stock split will not receive a fractional share of new common stock as a result of the reverse stock split, but instead will receive cash in lieu of the fractional share on the basis of $2.50 per share of existing common stock that they own on the effective date of the reverse stock split. The amount of cash each holder of fractional common stock will receive will be calculated by multiplying the number of shares of existing common stock that the stockholder owns on the effective date of the reverse stock split times $2.50.

          Trek intends to pay any transaction fees that are imposed on these stockholders by a bank, brokerage firm or other nominee. Given that these stockholders will not have to pay any service charges or brokerage commissions in connection with the cashing out of their shares as a result of the reverse stock split and given the historical illiquidity of Trek's common stock, Trek believes the structure of the reverse stock split to be a benefit to the these stockholders. Among the potential detriments of the reverse stock split is the fact that after the reverse stock split, these stockholders will have no further ownership interest in Trek, and will no longer be entitled to vote as a stockholder or share in our future assets, earnings, or profits. These stockholders' only right will be to receive cash for their shares of common stock.

31

          All amounts owed to these stockholders as a result of the reverse stock split will be subject to applicable federal and state income taxes. Additional details regarding the federal tax consequences are described later in this information statement under the heading "Certain Material Federal Income Tax Consequences."

          As soon as practical after the consummation of the reverse stock split, we or our transfer agent will mail a letter of transmittal to each stockholder. The letter of transmittal will contain instructions for the surrender of your stock certificate or certificates to Trek's exchange agent in exchange for the payment of the cash consideration to be received for fractional shares of new common stock. No cash payment will be made to any stockholder until the stockholder has surrendered his or her outstanding certificates, together with the letter of transmittal, to our exchange agent. For more detailed information, see the section entitled "Stock Certificates."

Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 100 or More Shares of Our Common Stock in a Single Account

When the reverse stock split is effected, stockholders who hold 100 or more shares of our common stock in a single account immediately prior to the effective date of the reverse stock split will:

*

as of the effective date of the reverse stock split, have his or her shares of common stock converted into shares of post-reverse split common stock and will receive one new share of common stock for every 100 shares of pre-reverse split common stock in his or her account; and

*	receive cash in lieu of any fractional share they would otherwise have been entitled on the basis of $2.50 per share of existing common stock not divisible by 100.

          While the remaining stockholders continue as stockholders of Trek and will have the opportunity to share in the future successes of Trek, if any, among the detriments of the reverse stock split to the remaining stockholders is the fact that they will not have the option to liquidate their holdings like the stockholders who hold fewer than 100 shares of our common stock prior to the reverse stock split. Further, once Trek is private, it will be even more difficult to value, and therefore, sell their shares of common stock if they should so desire.

Effects of the Reverse Stock Split on Affiliated Stockholders

          Affiliated stockholders of Trek include our directors, executive officers and beneficial owners of more than 5% of our outstanding common stock. The affiliated stockholders will participate in the reverse stock split on the same terms as the unaffiliated stockholders. All of our affiliated stockholders own more than 100 shares each. Therefore, they will all continue to be stockholders of Trek following the reverse stock split, and as such can expect the same benefits and detriments described above in the "Effects of the Reverse Stock Split on Unaffiliated Stockholders Who Hold 100 or More Shares of Our Common Stock in a Single Account" section. They will have the opportunity to share in the future successes of Trek, if any, but they will also not have the option to liquidate their holdings and future valuations and sales of their stock will be more difficult given Trek's private status following the reverse stock split.

          Affiliated stockholders will beneficially own approximately 21,080 post-reverse split shares of our common stock, or approximately 60% of our issued and outstanding shares of common stock after the reverse stock split, as compared to 2,110,501 shares, or approximately 60% of our issued and outstanding shares of common stock prior to the reverse stock split. As with all other remaining stockholders of Trek, the percentage ownership of the total outstanding shares held by our affiliated stockholders after the reverse stock split may increase slightly due to the cancellation of the cashed out shares. The amounts set forth in the section entitled "Special Factors - Interests of Our Directors and Executive Officers on the Reverse Stock Split" illustrate the effect of the reverse stock split on our affiliated stockholders.

32

Effects of the Reverse Stock Split on Our Affiliates' Interests in Our Net Book Value and Net Earnings

          The interests of each of our directors, executive officers and beneficial owners of more than 5% of our outstanding common stock in our net book value and net earnings will change only slightly as a result of the reverse stock split. The following table sets forth the interest of our affiliates in our net book value, in terms of both dollar amounts and percentages, immediately prior to the reverse stock split and immediately following the reverse stock split. We have used our net book value of $6.1 million as of December 31, 2004 and the equity interests of the named person as of that date to compute the amount prior to the reverse stock split. To compute the amount following the reverse stock split, we adjusted our net book value as of December 31, 2004 to give effect to the reverse stock split and the related transactions, which resulted in an adjusted net book value of $6.0 million, and we adjusted the equity interests of the named person to give effect to the reverse stock split. To calculate the equity interest of each named person we compared the person's beneficially owned shares of common stock plus shares of common stock that can be acquired by that person from exercising options that will vest on or before February 28, 2005, with the total number of shares of common stock outstanding on February 28, 2005 (3,536,469 shares of common stock) plus shares of common stock that can be acquired by that person from exercising options on or before February 28, 2005.

	Interest in Net Book Value Prior to the Reverse Stock Split		Interest in Net Book Value Following Reverse Stock Split
Name	$ in Thousands	Percentage	$ in Thousands	Percentage
Michael E. Montgomery (1)	4,368	71%	4,271	72%
Harold H. Ginsburg (2)	39	(3)	38	(3)
Kenneth R. Smith (2)	47	(3)	46	(3)
Dewain V. Hill (2)	39	(3)	38	(3)
Faye C. Briggs (4)	4,368	71%	4,271	72%

_____________________

(1)    Includes (a) 2,097,971 shares of common stock owned of record by Mr. Montgomery, (b) 40,000 shares of common stock that may be purchased by Mr. Montgomery pursuant to employee stock options within 60 days of February 28, 2005, (c) 50,000 shares of our Series A preferred stock owned by Mr. Montgomery that is convertible into 714,286 shares of common stock at the option of Mr. Montgomery and (d) 50,000 shares of Series A preferred stock owned by Faye C. Briggs, Montgomery's mother, that are convertible into 714,286 shares of common stock at the option of Ms. Briggs. The holdings of Ms. Briggs are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Mr. Montgomery disclaims the beneficial ownership of the shares of Series A preferred stock and underlying shares of common stock held by Ms. Briggs.

(2) Includes options to purchase 20,000 shares of common stock.

(3) Less than 1%.

(4)    Includes (a) 50,000 shares of our Series A preferred stock owned of record by Ms. Briggs that are convertible into 714,286 shares of common stock at the option of Ms. Briggs and (b) an additional 2,852,258 shares of common stock beneficially owned by Mr. Montgomery. The holdings of Mr. Montgomery are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Ms. Briggs disclaims the beneficial ownership of such shares of common stock beneficially owned by Mr. Montgomery.

          The following table sets forth the interests of each of our directors, executive officers and beneficial owners of more than 5% of our outstanding common stock in our net earnings, in terms of both dollar amounts and percentages, immediately prior to the reverse stock split and immediately following the reverse stock split. We have used our net income of $2.1 million for the fiscal year ended September 30, 2004 and the equity interest of the named person to compute the amount prior to the reverse stock split. To compute the amount following the reverse stock split, we adjusted the equity interests of the named person to give effect to the reverse stock split. The equity interest of each named person was computed in the same manner as the immediately preceding table.

	Interest in Net Earnings Prior to the Reverse Stock Split		Interest in Net Earnings Following the Reverse Stock Split
Name	$ in Thousands	Percentage	$ in Thousands	Percentage
Michael E. Montgomery (1)	1,487	71%	1,493	72%
Harold H. Ginsburg (2)	13	(3)	13	(3)
Kenneth R. Smith (2)	16	(3)	16	(3)
Dewain V. Hill (2)	13	(3)	13	(3)
Faye C. Briggs (4)	1,487	71%	1,493	72%

33

_________________________

(1)    Includes (a) 2,097,971 shares of common stock owned of record by Mr. Montgomery, (b) 40,000 shares of common stock that may be purchased by Mr. Montgomery pursuant to employee stock options within 60 days of February 28, 2005, (c) 50,000 shares of our Series A preferred stock owned by Mr. Montgomery that is convertible into 714,286 shares of common stock at the option of Mr. Montgomery and (d) 50,000 shares of Series A preferred stock owned by Faye C. Briggs, Montgomery's mother, that are convertible into 714,286 shares of common stock at the option of Ms. Briggs. The holdings of Ms. Briggs are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Mr. Montgomery disclaims the beneficial ownership of the shares of Series A preferred stock and underlying shares of common stock held by Ms. Briggs.

(2) Includes options to purchase 20,000 shares of common stock.

(3) Less than 1%.

(4)    Includes (a) 50,000 shares of our Series A preferred stock owned of record by Ms. Briggs that are convertible into 714,286 shares of common stock at the option of Ms. Briggs, (b) 2,097,971 shares of common stock owned of record by Mr. Montgomery, (c) 40,000 shares of common stock that may be purchased by Mr. Montgomery pursuant to employee stock options within 60 days of February 28, 2005 and (d) 50,000 shares of our Series A preferred stock owned by Mr. Montgomery that are convertible into 714,286 shares of common stock at the option of Mr. Montgomery. The holdings of Mr. Montgomery are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Ms. Briggs disclaims the beneficial ownership of such shares of common stock beneficially owned by Mr. Montgomery.

General Examples of Potential Effects of the Reverse Stock Split

In general, the results of the reverse stock split can be illustrated by the following examples:

Hypothetical Scenario	Result
Mr. Jones is a registered stockholder who holds 90 shares of our common stock in his record account on the effective date of the reverse stock split.	Instead of receiving a fractional share of our common stock immediately after the reverse stock split, Mr. Jones's 90 shares will be converted into the right to receive $225 (90 x $2.50)

Note: If Mr. Jones wants to continue his investment in Trek, he can buy at least 10 more shares of our common stock and hold the shares in his record account. Mr. Jones would have to act far enough in advance of the effective date of the reverse stock split so that the purchase is complete before the close of business on that date.

Ms. Smith has two separate record accounts. As of the effective date of the reverse stock split, she holds 90 shares of our common stock in one account and 80 shares of our common stock in the other. All of her shares are registered in her name only.

Ms. Smith will be entitled to receive cash payments equal to the number of shares of our common stock that she holds in each record account, instead of receiving fractional shares. Ms. Smith would receive two checks totaling $425 (90 x $2.50 = $225; 80 x $2.50 = $200; $225 + $200 = $425).

Note: If Ms. Smith wants to continue her investment in us she can consolidate her two accounts prior to the effective date of the reverse stock split. In that case, her holdings will not be cashed out in connection with the reverse stock split because she will hold 170 shares of our common stock in one record account, which would convert to one share of our post-reverse split common stock. She would have to act far enough in advance so that the consolidation is complete before the close of business on the effective date of the reverse stock split.

34

Ms. Rodriguez has two brokerage accounts. As of the effective date of the reverse stock split, she holds 90 shares of our common stock in one account and 80 shares of our common stock in the other. All of the shares are in her name only.

We intend for the reverse stock split to treat stockholders holding shares in street name through a nominee, such as a bank or broker, in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the reverse stock split for their beneficial holders. If this occurs, then Ms. Rodriguez will obtain the same result as in the previous example of Ms. Smith. Ms. Rodriguez will be entitled to receive cash payments equal to the number of shares of our common stock that she holds in each account, instead of receiving fractional shares. Ms. Rodriguez would receive, through her broker, a total of $425 (90 x $2.50 = $225; 80 x $2.50 = $200; $225 + $200 = $425). However, nominees may have a different procedure and stockholders holding shares of our common stock in street name should contact their nominees.

Note: If Ms. Rodriguez wants to continue her investment in us, she can consolidate her two accounts prior to the effective date of the reverse stock split. In that case, her holdings will not be cashed out in connection with the reverse stock split because she will hold 170 shares of our common stock in a single account, which would convert to one share of our common stock. She would have to act far enough in advance so that the consolidation is complete before the close of business on the effective date of the reverse stock split.

Mr. Villalba is a registered stockholder and holds 950 shares of our common stock in his record account as of the effective date of the reverse stock split.

After the reverse stock split, Mr. Villalba will hold 9 full shares in his record account (950/100 = 9.5); and will receive cash in the amount of $125 in lieu of the 50 shares of pre-reverse stock split shares not converted into new common stock, or the one-half share to which he otherwise would have been entitled (50 x $2.50 = $125).

Note: The same result will occur whether Mr. Villalba's shares are represented by one certificate or multiple certificates, so long as the shares are held in the same record account.

Effects of the Reverse Stock Split on Trek

Change in Capital Structure; Certificate of Incorporation

          The reverse stock split is expected to reduce the number of our stockholders and the number of our outstanding shares of common stock. Our certificate of incorporation, as amended, currently authorizes the issuance of 15,000,000 shares of common stock, par value $0.10 per share. Upon the filing of the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State, our authorized shares of common stock will be reduced to 100,000. As of February 28, 2005, 3,536,469 shares of our common stock were outstanding. Fractional shares of common stock that result from the reverse stock split will be acquired for cash and cancelled. These cancelled shares will become authorized but unissued shares of our common stock. We believe that the reverse stock split will reduce the number of shares of our common stock outstanding of record from 3,536,469 to approximately 35,138, assuming approximately 22,669 shares of pre-split common stock are cashed out.

Deregistration Under the Securities Exchange Act of 1934; Termination of Quotation on the Over the Counter Bulletin Board

          Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, and consequently we are subject to its registration and periodic reporting obligations. We believe the reverse stock split will reduce the number of record holders of common stock from 462 to approximately 168. The reverse stock split will allow us to file to terminate our registration and periodic reporting obligations and continue future operations as a private company. Though a precise estimate cannot be determined, we also believe that the number of beneficial holders of common stock will be reduced significantly.

          We believe the completion of the reverse stock split and the subsequent termination of our registration and periodic reporting obligations will cause the market for shares of our common stock to be substantially reduced or possibly eliminated. Our common stock is currently traded in the over-the-counter market, and last sales prices are

35

reported on the over the counter bulletin board, which is a regulated quotation service that displays real time quotes, last sales prices and volume information in over-the-counter equity securities. If we terminate our registration and periodic reporting obligations, our common stock will cease to be eligible to be traded on the over the counter bulletin board and this source of liquidity will no longer be available to our stockholders.

Cost Savings to be Achieved as a Result of the Termination of Our Registration and Reporting Obligations

          We are undertaking the reverse stock split at this time to, among other things, eliminate substantial costs and our officers' and employees' time and effort related to our registration and periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and the related stockholder servicing expenses associated with being an SEC reporting company. Annual costs associated with Trek's registration and periodic reporting obligations, including auditors' fees, attorneys' fees, payroll expenses, insurance costs, transfer agent fees, printing, postage and other stockholder communications expenses, stock transfer fees and other miscellaneous fees associated with being a publicly held company and servicing stockholders amount to approximately $193,000. The following table sets forth the estimated cost savings to be achieved as a result of the termination of our registration and reporting obligations:

Auditors' Fees	$25,000
Attorneys' Fees	$48,000
Contractor Fees for SEC Reporting & Compliance	$45,000
Payroll Expenses - Accounting & Administrative	$10,000
Director & Officer Insurance Costs	$24,000
Director Payments & Fees	$5,000
Transfer Agent & Stockholder Relations Fees	$9,000
Printing, Postage & Stockholder Communications Expenses	$2,000
Consulting Fees (Reserve Report)	$25,000
Total	$193,000

          The cost saving estimates described above may be inaccurate, and the actual savings to be realized from terminating our registration and periodic reporting obligations may be higher or lower than these estimates.

Cash Consideration to be Paid to Our Stockholders in Lieu of Fractional Shares of New Common Stock

          Based on the aggregate number of stockholders of our common stock, and the number of stockholders of record owning more than 100 shares of our common stock as of the record date for notice of the action by written consent of our stockholders, we estimate that payments of cash in lieu of the issuance of fractional shares to unaffiliated stockholders will total approximately $57,000 in the aggregate, or 22,669 pre-split shares multiplied by the cash consideration of $2.50 per pre-split share. No stockholder with a single account is expected to receive more than $247.50. If stockholders holding less than 100 shares of Trek's common stock purchase sufficient shares of Trek's common stock to remain stockholders following the reverse stock split or if multiple stockholders holding 100 or more shares in street name through nominees, such as banks and brokers, register their shares in their own name, then the number of holders of record of Trek's common stock may not be reduced below 300 and Trek may be ineligible to terminate its registration and periodic reporting obligations. In addition, more stockholders than we anticipate may reduce their holdings of our common stock in the accounts to below 100 shares, so that they can be cashed out, which would increase the costs associated with the reverse stock split.

          For an itemized list of the other fees and expenses that have been incurred or that are estimated to be incurred in connection with the reverse stock split and the transactions related to the reverse stock split, see "The Reverse Stock Split - Fees and Expenses" below.

Conduct of Our Business and Operations After the Reverse Stock Split

          It is expected that following completion of the reverse stock split, our operations will be conducted substantially as they are currently being conducted. Other than the reverse stock split and the termination of our registration and periodic reporting obligations, we have no present plans or proposals that relate to or would result in an

36

extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, we will continue to evaluate our business and operations after the reverse stock split, and may develop new plans and proposals in the future, and expect to pursue the acquisition of additional oil and natural gas properties.

Equity Interests and Rights of our Stockholders After the Reverse Stock Split

          Based on the aggregate number of stockholders of record of our common stock, and the number of stockholders of more than 100 shares of our common stock, we estimate that, following the reverse stock split, there will be approximately 35,138 shares of new common stock issued and outstanding held by approximately 168 holders of record. Each post-reverse stock split share of our common stock will be entitled to one vote per whole post-split share on all matters to be voted on by our stockholders. Holders of our Series A convertible preferred stock will continue to be entitled to vote with the holders of post-split common stock, on an as-converted to common stock basis, on all matters presented to the stockholders for their approval. There are currently 100,000 shares of Series A convertible preferred stock issued and outstanding, convertible at the option of the holder thereof into approximately 1,428,571 pre-reverse stock split shares of Trek's common stock. There will not be a reverse split of Trek's Series A convertible preferred stock. After the reverse stock split, the 100,000 currently outstanding shares of Series A convertible preferred stock will be convertible into approximately 14,284 shares of post-split common stock. Fifty thousand (50,000) outstanding shares of Trek's Series A convertible preferred stock are held by Michael E. Montgomery, our chairman of the board, president, chief executive officer and chief financial officer, and the remaining 50,000 shares are held by Mr. Montgomery's mother, Faye C. Briggs.

          Holders of our existing common stock do not currently have, and holders of post-split common stock after the implementation of the reverse stock split will not have, (a) the right to cumulate votes in the election of directors or (b) any preemptive or similar rights to purchase additional shares of capital stock issued by Trek.

          We have no current plans to issue common stock other than pursuant to our existing stock plans, but we reserve the right to do so at any time and from time to time at such prices and on such terms as our board of directors determines to be in our best interests and the best interests of our stockholders. Our common stock carries no preemptive or preferential rights to purchase any of our stock that we may issue in the future, and neither our existing certificate of incorporation nor our bylaws currently contain any provisions that have a material anti-takeover effect. Persons who continue as stockholders following implementation of the reverse stock split will not have any preemptive or other preferential rights to purchase any of our stock that we may issue in the future, unless such rights are specifically granted to the stockholders. Other than as described in this information statement, we have no current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our or capitalization, or otherwise to effect any material change in our corporate structure of business. Our board of directors will take such action, as it deems necessary or appropriate to make equitable adjustments to any outstanding stock options or other rights to acquire our common stock.

Reservation of Right to Abandon the Reverse Stock Split

          Our board of directors retains the right to abandon the reverse stock split, even though approved, if it determines prior to the effective date of the reverse stock split that the reverse stock split is not then in Trek's best interests or the best interests of our stockholders. Among the circumstances that might cause the board to abandon the reverse stock split is a significant risk of the reverse stock split failing to achieve the overall goal of reducing the number of record holders to fewer than 300, or where the expense of cashing out the stockholders with fewer than 100 shares becomes so high that the transaction become financially prohibitive. If the reverse stock split is not implemented, then we will be unable to terminate our registration and periodic reporting obligations until we have fewer than 300 holders of record of our common stock.

Reports, Opinions and Appraisals

          We have not obtained a report, opinion, appraisal or other independent assessment from an outside financial advisor as to the consideration or the fairness of the consideration to be received by holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split. Our board of directors, at various board meetings in 2004 and 2005, considered whether, and determined not, to retain an independent

37

financial advisor to opine as to the fairness of the terms of the reverse stock split for several reasons. The reverse stock split will be applied equally to all shares of Trek, whether held by affiliated or unaffiliated stockholders. While all of our affiliated shareholders will remain stockholders of Trek following the reverse stock split by virtue of their holdings, unaffiliated stockholders will have the same opportunity if they so choose. The fact that our affiliate stockholders' percentage ownership will likely remain substantially unchanged after the reverse stock split is further evidence of the equitable application of the terms of the reverse stock split. Unlike a third party tender offer or a repurchase of shares by Trek, there is no price to negotiate on behalf of the unaffiliated stockholders. In the case of the reverse stock split, the board of directors is tasked with determining a fair price to offer all stockholders. Therefore, the interests of our unaffiliated and affiliated stockholders are the same. In light of such equal treatment and the absence any intent to change the ownership structure of Trek, our board of directors concluded that the costs associated with obtaining a fairness opinion was not justified in this case.

          The substantial costs that Trek would incur in retaining an independent financial advisor, which are estimated to exceed $55,000, are also not warranted given the amount of consideration to be paid to holders of common stock who would otherwise hold fractional shares immediately following the reverse stock split, which is estimated to be approximately $57,000. In addition, each member of our board of directors has extensive knowledge and long-standing familiarity (all four of our directors have served on our board of directors for more than four years) with Trek and our financial condition and prospects, as well as the oil and gas industry in general and, therefore, possesses sufficient expertise to evaluate the fairness of the consideration to be received by our stockholders as a result of the reverse stock split. Our board of director's long-standing familiarity with Trek make the time and expense of retaining an independent financial advisor unwarranted. Finally, we are not entering into any agreement or arrangement with any of our affiliates in connection with the reverse stock split.

Certain Material Federal Income Tax Consequences

          We summarize below the material federal income tax consequences to Trek and our stockholders resulting from the reverse stock split. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary also assumes that you have held and will continue to hold your shares as capital assets under the Internal Revenue Code of 1986, as amended (the "Code"). Many stockholders, such as banks, financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and securities traders that elect market-to-market tax accounting treatment, may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received our common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

          For purposes of this discussion, a U.S. person means any of the following: (1) a citizen or resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); (3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources; and/or (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. As used herein, the term "U.S. holder" means a beneficial owner of our common stock that is a U.S. person, and the term "non-U.S. holder" means a beneficial owner of our common stock that is not a U.S. person.

          We urge you to consult your own tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances. If a partnership holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our common stock, we suggest that you consult your tax advisor.

Federal Income Tax Consequences to Trek

We believe that the reverse stock split should be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to Trek.

38

Federal Income Tax Consequences to Stockholders Receiving No Cash from the Reverse Stock Split

          If you (1) continue to hold our common stock immediately after the reverse stock split, and (2) receive no cash as a result of the reverse stock split, you should not recognize any gain or loss in the reverse stock split. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the reverse stock split should be equal to your aggregate adjusted tax basis in your shares of common stock held immediately prior to the reverse stock split and you should have the same holding period in your common stock as you had in such stock immediately prior to the reverse stock split.

Federal Income Tax Consequences to Stockholders Receiving Cash

          If you receive cash as a result of the reverse stock split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold our common stock immediately after the reverse stock split, as explained below.

          Stockholders Who Exchange All of Their Common Stock for Cash as a Result of the Reverse Stock Split.  If you (1) receive cash in exchange for a fractional share as a result of the reverse stock split, (2) do not continue to hold any of our stock (common or preferred) immediately after the reverse stock split, and (3) you are not related to any person or entity which holds our stock (common or preferred) immediately after the reverse stock split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

          If you hold preferred stock or are related to a person or entity who continues to hold our stock (common or preferred) immediately after the reverse stock split, you will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

          "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in Trek resulting from the reverse stock split is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service ("IRS") has ruled that even a small reduction in the amount of stock held by a minority stockholder in a publicly traded company whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

          "Substantially Disproportionate Redemption of Stock." The receipt of cash in the reverse stock split will be a "substantially disproportionate redemption of stock" for you if (i) you own less than 50% of the total combined voting power attributable to all of our stock (including both common and preferred stock) after the reverse stock split, (ii) the percentage of the total combined voting power attributable to all of our stock (including both common and preferred stock) held by you immediately after the reverse stock split is less than 80% of the total combined voting power attributable to all of our stock (including both common and preferred shares) held by you immediately before the reverse stock split and (iii) the percentage of the total common stock held by you immediately after the reverse stock split is less than 80% of the total common stock held by you immediately before the reverse stock split.

          In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for our common stock does not give rise to capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain.

          Stockholders Who Both Receive Cash and Continue to Hold Our Common Stock Immediately After the Reverse Stock Split.    If you both receive cash as a result of the reverse stock split and continue to hold our common stock immediately after the reverse stock split, you generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of the shares of our common stock held by you immediately after the reverse stock split plus the cash received over your adjusted tax basis in the shares held by you immediately before the reverse stock split, or (2) the amount of cash received in the reverse stock split. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the reverse stock split will

39

be equal to your aggregate adjusted tax basis in your shares of our common stock held immediately prior to the reverse stock split, increased by any gain recognized in the reverse stock split, and decreased by the amount of cash received in the reverse stock split.

          Any gain recognized in the reverse stock split will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend" with respect to you, or (2) is a "substantially disproportionate redemption of stock" with respect to you as discussed above, under the heading "Stockholders Who Exchange All of Their Common Stock for Cash as a Result of the Reverse Stock Split." In applying these tests, you will be treated as owning shares held by certain individuals and entities related to you, and you may take into account sales of shares of our common stock that occur substantially contemporaneously with the reverse stock split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain.

Dividend Income, Capital Gain and Capital Loss

          Legislation enacted in 2003 reduced the maximum U.S. federal income tax rate applicable to dividends received from domestic corporations by certain noncorporate taxpayers to a maximum of 15%, subject to the requirements that the taxpayer must have held the stock with respect to which a dividend is distributed for a minimum of 61 days during the 120-day period beginning 60 days before the stock becomes ex-dividend. A taxpayer's holding period for these purposes is reduced by periods during which the taxpayer's risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell and similar transactions. The reduced rate of tax applies to the taxable years between 2003 and 2008. Stockholders should consult their own advisors as to their eligibility for the reduced rate of tax in relation to dividends, or redeemed dividends, on our common stock.

          The same legislation also reduced the maximum U.S. federal income tax rate applicable to net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months to 15%. The reduced rate of tax applies to the taxable years between 2003 and 2008. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will also continue to be subject to tax at the ordinary income tax rates applicable to corporations. For both individual and corporate taxpayers, there are significant limitations on the deductibility of capital losses.

Information Reporting and Backup Withholding

          A U.S. holder of our common stock may be subject to information reporting and possible backup withholding at a rate of 28% as a result of the reverse stock split. If applicable, backup withholding would apply with respect to dividends on (or deemed dividends on) and/or the proceeds from the sale of our common stock unless (i) such U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) otherwise complies with applicable backup withholding rules. The backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund of such withheld amounts, provided the required information is furnished to the IRS.

Special Rules for Non-U.S. Holders

          If you are a non-U.S. holder, your tax consequences will depend on whether your income or gain from the reverse stock split is effectively connected with the conduct of a U.S. trade or business, as determined after taking into account any applicable tax treaty.

          Income or Gain Not Effectively Connected with the Conduct of a U.S. Trade or Business.    Except as described below under the heading "Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business," dividends (including deemed dividends) paid on our common stock held by a non-U.S. holder will be subject to U.S. federal withholding tax (but not the federal income tax) at a rate of 30%, unless a reduced rate

40

applies under an applicable tax treaty. In order to claim a reduction of withholding under a tax treaty, a non-U.S. holder generally will be required to file IRS Form W-8BEN upon which the non-U.S. holder certifies, under penalty of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments. Further, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax with respect to any capital gain realized on the taxable disposition of our common stock; provided, however, because we are a United States Real Property Holding Corporation within the meaning of Code section 897, any gain recognized by a non-U.S. holder that has held more than 5% of our common stock at any time during the five-year period preceding the reverse stock split will be treated as income that is effectively connected with a U.S. trade or business.

          Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business.    If dividends paid (or deemed to be paid) to a non-U.S. holder are effectively connected with the conduct of a U.S. trade or business, taking into account any applicable tax treaty, we and other payors generally are not required to withhold tax from the dividends, provided that the non-U.S. holder furnishes a valid IRS Form W-8ECI certifying, under penalty of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder's conduct of a U.S. trade or business and are includible in the holder's gross income.

          A non-U.S. holder generally will be subject to tax on its net gains, including dividends, capital gains and non-capital gains (including any gains treated as such because of our status as a United States Real Property Holding Corporation), at the rates applicable to U.S. persons generally, and, if the non-U.S. holder is a foreign corporation, the branch profits tax may also apply.

Backup Withholding and Information Reporting

          We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld from such dividend payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting dividend payments and any withholding thereof may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

          A non-U.S. holder generally will not be subject to additional information reporting or to backup withholding with respect to dividend payments on our common stock, or to information reporting or backup withholding with respect to payments of proceeds from the disposition of our common stock to or through a U.S. office of any broker, as long as the holder has furnished to the payor or broker: (i) a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person; (ii) other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations; or (iii) otherwise establishes an exemption.

          Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

          As explained above, the amounts paid to you as a result of the reverse stock split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. We urge you to consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

Regulatory Approvals

          We are not aware of any material governmental or regulatory approval required for completion of the transaction, other than compliance with the applicable federal and state securities laws and the corporate laws of the State of Delaware.

41

THE REVERSE STOCK SPLIT

Basic Terms

          On or about the 20th day following the mailing of this information statement, we will file the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State to effect a 1-for-100 reverse stock split of our common stock, as approved by our board of directors on January 10, 2005 and the holders of (a) a majority of our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class and on an as-converted to common stock basis, and (b) a majority of our outstanding shares of common stock, voting separately as a class, on _________ __, 2005.

          Under the terms of the reverse stock split, every holder of record of our common stock on the date of effectiveness of the filing of the certificate of amendment will be entitled to receive one share of our new common stock for every 100 shares of our existing common stock held by that person. No fractional shares will be issued, and:

*

Stockholders who hold less than 100 shares of existing common stock on the effective date of the reverse stock split will receive cash in the amount of $2.50 per share of existing pre-reverse split common stock.

*	Stockholders who hold more than 100 shares of existing common stock on the effective date of the reverse stock split will receive:

-	one share of new common stock for each 100 shares of existing common stock held on the effective date of the reverse split; and

-	cash in lieu of any fractional share of new common stock that such holder would otherwise be entitled to receive on the basis of $2.50 per share of existing common stock.

          If you currently hold less than 100 shares of our common stock and you want to continue to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is complete before the close of business on the date of effectiveness of the filing of the certificate of amendment to effect the reverse stock split:

*

purchase a sufficient number of shares of our common stock on the open market and have them registered in your name and consolidated with your current record account if you are a record holder, or have them entered in your account with a nominee, such as your broker or bank, in which you currently hold shares of our common stock, so that you hold at least 100 shares of our common stock in your record account immediately prior to the effective date of the reverse stock split; or

*

if applicable, consolidate your record accounts, or your accounts with nominees, so that you hold at least 100 shares of our common stock in a single record account immediately prior to the effective date of the reverse stock split.

Because of the limited trading market for our common stock, you may be unable to purchase enough shares to retain an equity interest in Trek.

          We intend for the reverse stock split to treat stockholders holding common stock in street name through a nominee, such as a bank or broker, in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the reverse stock split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

          The reverse stock split is structured as a "going private" transaction under SEC Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, because it is intended to, and if completed will likely, reduce the number of record holders of our common stock to fewer than 300, which will permit us to terminate our registration

42

and periodic reporting obligations. In connection with the reverse stock split, we have filed a Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC. We intend to apply for the termination of our registration and periodic reporting obligations as soon as practicable after the effective date of the reverse stock split.

Effective Date

The effective date of the reverse stock split will be the date that the Delaware Secretary of State accepts for filing the certificate of amendment to our certificate of incorporation.

Stock Certificates

          Our transfer agent, Colonial Stock Transfer Company, has been appointed as our exchange agent to carry out the exchange of existing stock certificates for new common stock certificates and to send cash payments to the stockholders who would otherwise be entitled to receive fractional shares of new common stock as a result of the reverse stock split. Promptly following the effective date of the reverse stock split, Colonial Stock Transfer Company will send a letter of transmittal to each affected stockholder, which will describe the procedures for surrendering stock certificates in exchange for new common stock or, if applicable, cash consideration to be received in lieu of fractional shares of new common stock. Upon receipt of the stock certificates and properly completed letters of transmittal, the transfer agent will issue the appropriate new stock certificates or make the appropriate cash payment within approximately 20 business days.

          No service charges will be payable by our stockholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares. Trek will bear all such expenses. We will not pay interest on cash sums due to any such stockholder in connection with the reverse stock split.

          In connection with the reverse stock split, our common stock will be identified by a new Committee on Uniform Security Identification Procedures, or "CUSIP," number. This new CUSIP number will appear on any stock certificates representing shares of our new common stock after the effective date of the reverse stock split. All stock certificates evidencing ownership of Trek common stock outstanding immediately prior to the reverse stock split will be deemed for all purposes to represent (a) a claim for cash payment in lieu of a fractional share of new Trek common stock and/or (b) new certificates representing the number of shares of new Trek common stock that will result from the reverse stock split, whether or not the certificates representing existing Trek common stock are surrendered for exchange. Do not send your stock certificates to Trek or our transfer agent until you have received a transmittal letter and followed the instructions therein.

Dissenters' Rights

Stockholders are not entitled to appraisal rights in connection with the reverse stock split under either Trek's certificate of incorporation, as amended, or the Delaware General Corporation Law.

Provision for Unaffiliated Stockholders

          Neither Trek, nor any of our executive officers, directors nor any person controlling Trek has made any provision in connection with the reverse stock split to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services for the unaffiliated stockholders at our expense.

Stockholder Approval of the Reverse Stock Split; Affiliated Stockholder Ownership

          Under Section 228 of the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action to be taken is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on the action were present and voted.

43

          Under the Delaware General Corporation Law and Trek's existing certificate of incorporation, as amended, the approval by the holders of (a) a majority of our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class and on an as-converted to common stock basis, and (b) a majority of our outstanding shares of common stock, voting separately as a class, is required to adopt the certificate of amendment to our certificate of incorporation and approve the transactions contemplated thereby.

          Holders of our Series A convertible preferred stock are entitled to vote with the holders of common stock on all matters submitted to the vote of our stockholders. Each share of Series A convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the share of Series A convertible preferred stock may be converted. Each share of our Series A convertible preferred stock is currently convertible, at the option of the holder, into approximately 14 shares of Trek's existing common stock. On the record date for notice of action by written consent of our stockholders included at the beginning of this information statement, we had:

*	3,536,469 shares of common stock outstanding, each of which was entitled to one vote; and

*	100,000 shares of Series A convertible preferred stock outstanding, which shares are currently convertible into an aggregate of approximately 1,428,571 shares of common stock.

          Affiliated stockholders, which include our directors, executive officers and holders of more than 5% of our outstanding common stock, own or control in the aggregate approximately 60% of the issued and outstanding shares of our common stock and 100% of the issued and outstanding shares of our Series A convertible preferred stock on the record date for notice of action by written consent of our stockholders. Therefore, these affiliated stockholders control approximately 71% of the total voting power of Trek. Trek's affiliated stockholders include:

*

Michael E. Montgomery, our chairman of the board, president, chief executive officer and chief financial officer, who currently owns approximately 59% of our outstanding common stock and 50% of our outstanding Series A convertible preferred stock, and therefore controls approximately 57% of the total voting power of Trek;

*	Mr. Montgomery's mother, Faye C. Briggs, who currently owns 50% of our outstanding Series A convertible preferred stock, and therefore controls approximately 14% of the total voting power of Trek; and

*	Trek directors Harold H. Ginsburg, Kenneth R. Smith and Dewain V. Hill, who each own less than one percent of our outstanding common stock.

          On _________ __, 2005, stockholders of Trek holding in excess of (a) a majority of our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class and on an as-converted to common stock basis, and (b) a majority of our outstanding shares of common stock, voting separately as a class, executed and delivered to Trek their consent approving the reverse stock split and other transactions contemplated thereby and adopting for filing the certificate of amendment to our certificate of incorporation. Mr. Montgomery and his mother executed the written consent of stockholders. The stockholder consent is sufficient under Delaware law to approve the certificate of amendment and the reverse stock split without the concurrence of any other stockholders. Therefore, no further action of the stockholders is necessary to approve the reverse stock split. Trek has not required the approval of the reverse stock split by the holders of a majority of Trek's shares held by persons unaffiliated with Trek.

          Pursuant to Section 228(e) of the Delaware General Corporation Law, we are delivering notice of action by written consent of Trek's stockholders to stockholders of record as of the close of business _________ __, 2005, the date on which written consents executed by a sufficient number of stockholders to approve the certificate of amendment were delivered to Trek.

After the reverse stock split is implemented, the stock ownership of our affiliated stockholders will be as follows:

44

*

Mr. Montgomery will own approximately 60% of our outstanding common stock and 50% of our outstanding Series A convertible preferred stock, and therefore will control approximately 57% of the total voting power of Trek;

*	Mr. Montgomery's mother, Faye C. Briggs, will own 50% of our outstanding Series A convertible preferred stock, and therefore will control approximately 14% of the total voting power of Trek;

*	Trek directors Harold H. Ginsburg, Kenneth R. Smith and Dewain V. Hill, will each continue to own less than one percent of our outstanding common stock.

          After the reverse stock split, our affiliated stockholders will hold, collectively, approximately 60% of our outstanding common stock and 100% of our outstanding Series A convertible preferred stock, and therefore will collectively control approximately 71% of the total voting power of Trek.

Source of Funds and Financial Effect of the Reverse Stock Split

          Given that the actual number of shares of common stock that we will purchase is unknown at this time, the total cash we will pay to stockholders is currently unknown, but is estimated to be not more than $57,000. We expect to finance the cash consideration to be paid in connection with the reverse stock split and other expenses for the reverse stock split through our working capital. The reverse stock split and the use of approximately $80,000 in cash to complete the reverse stock split, which includes professional fees and other expenses related to the transaction and cash payments to be made in lieu of issuing fractional shares, are not expected to have any material adverse effect on our capitalization, liquidity, results of operations or cash flow.

          Our working capital, which at the beginning of fiscal 2005 consisted of approximately $982,000, includes proceeds from a line of credit with Wells Fargo Bank. We expect to use a portion of these funds to pay the cash consideration for the fractional shares and other expenses incurred in connection with the reverse stock split.

Fees and Expenses

          The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the reverse stock split and the transactions related to the reverse stock split:

*	$57,000 in cash consideration to our stockholders in lieu of fractional shares of new common stock;

*	$5,000 to our auditors;

*	$60,000 to our legal counsel;

*	$1,500 to the SEC for filing fees;

*	$12,000 for printing, mailing and other costs in connection with the mailing of this information statement; and

*	$1,500 to Colonial Stock Transfer Company for transfer agent services.

Trek has paid or will be responsible for paying all fees and expenses incurred or to be incurred in connection with the reverse stock split and the transactions related to the reverse stock split.

Accounting Consequences

          The par value per share of our common stock will remain at $0.10 per share following the reverse stock split. The reverse stock split will result in an increase in per share net income (or a decrease in per share net loss) and net book value per share of our common stock because fewer shares of our common stock will be outstanding.

45

Certain Legal Matters

          We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the reverse stock split, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the reverse stock split, other than approvals, filings or notices required under federal and state securities laws and the filing of the certificate of amendment to our certificate of incorporation with the Delaware Secretary of State.

46

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Market Information for Our Common Stock

          Our common stock is currently traded on the over the counter market under the symbol "TREK." Effective October 2, 2002, our common stock became eligible for quotation on the over the counter bulletin board. Previously, our common stock was quoted in the "pink sheets" published by the National Quotation Bureau. The trading in our common stock is extremely limited. The following table sets forth the quarterly high and low bid prices from October 1, 2002 through December 31, 2004, based upon quotations periodically published by the over the counter bulletin board. The amounts set forth below have been adjusted to reflect the ten-for-one (10:1) reverse stock split of our common stock that occurred on February 24, 2003. All price quotations represent prices between dealers, without retail mark-ups, mark-downs, or commissions and may not represent actual transactions.

	High	Low
Year ended September 30, 2003
First Quarter	$.80	$.50
Second Quarter	$1.00	$.60
Third Quarter	$1.25	$.55
Fourth Quarter	$1.02	$.25

Year ended September 30, 2004
First Quarter	$0.99	$0.76
Second Quarter	$1.70	$0.95
Third Quarter	$1.70	$1.25
Fourth Quarter	$1.98	$1.12

Year ended September 30, 2005
First Quarter	$2.45	$1.25
Second Quarter (through March 3, 2005)	$2.75	$1.51

          On January 7, 2005, the last trading day prior to the public announcement of the proposal for the reverse stock split, the high and low bid prices for our common stock as reported on the over the counter bulletin board were $2.20 and $2.19 per share, respectively. On March 3, 2005, the closing bid price for our common stock was $2.30.

Our Dividend Policy

          We have not paid any cash dividends on our common stock, and do not anticipate paying cash dividends on our common stock in the foreseeable future. Our credit facility currently prohibits us from paying dividends on our common stock. Moreover, all accrued but unpaid dividends owed to holders of our Series A convertible preferred stock must be paid before we can pay dividends on our common stock. We anticipate that any income generated in the foreseeable future will be retained for the development and expansion of our business. Our future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, debt service, capital requirements, restrictions in our credit facility, business conditions, our financial condition and other factors that our board of directors deems relevant.

47

INFORMATION CONCERNING TREK

General Information

          Trek is an independent energy company engaged in the exploration, development, exploitation, and acquisition of on-shore oil and natural gas properties in conventional producing areas of the United States. We originally incorporated our company in the State of Utah in 1983 under the name of Quasar-Tech, Inc. From 1983 until 1992, we engaged in various types of business activities, including the manufacture of oil and natural gas recovery equipment. In 1992, we concentrated our efforts in the production of oil and natural gas when McGowen Oil & Gas Company, Inc., a Texas corporation, merged with and into Quasar-Tech, at which point we changed our name to McGowen Resources Company, Inc. We continued operations under this name until June 2000, when we changed our name to Trek Resources, Inc. In February 2001, we merged with and into a wholly owned subsidiary in order to change our state of incorporation from Utah to Delaware. We conduct our primary operations in Oklahoma and Texas. To date, we have grown almost exclusively through the acquisition of producing properties and prospects. Our corporate offices are located in Dallas, Texas.

          At September 30, 2004, we owned proved reserves of approximately 9,994 Bcf of natural gas and 1,436 MBbls of oil aggregating to approximately 3,102 MBoe with a PV-10 of $40 million and a standardized measure, which is a PV-10 value that is adjusted to reflect the estimated effects of federal income taxes, of $30 million. At September 30, 2004, approximately 46% of our proved reserves were oil and 54% of our proved reserves were natural gas. At September 30, 2004, we had interests in 370 wells, including 298 wells (including injection wells) that we operate.

          We strive to enhance stockholder value by expanding our oil and natural gas reserves, raising production levels, and increasing cash flow. Our business strategy emphasizes refurbishing and improving the production potential of properties that already produce oil and natural gas, along with exploitation through development of non-producing and undeveloped reserves on existing properties. To implement this strategy, we have focused on acquiring properties that have multiple geological zones of oil and natural gas reserves that can be produced from shallow to medium depths. We attempt to maintain a balance of oil and natural gas prospects and reserves to limit the risks of price volatility.

          In the past we have financed our acquisitions of properties through bank borrowings. To date, drilling and workover activities have been financed by cash flow from operations. We participate in exploration on a limited basis as a partner with other oil and natural gas companies in order to reduce the risk inherent in these activities.

          We prefer to act as operator of the oil and natural gas properties and prospects in which we own an interest, although we do operate as a contract operator for approximately 19 wells for other owners. We presently operate approximately 81% of the oil and natural gas wells in which we have an interest. Duties of the operator of an oil or natural gas property include:

*	supervise production;

*	maintain production records;

*	contract with field personnel to oversee the general operations of the properties;

*	perform other functions required for the production of oil and natural gas; and

*	monitor performance, both operating and financial; strive to optimize cash flows derived from the properties.

Control Persons

          Michael E. Montgomery, our chairman, president, chief executive officer and chief financial officer, currently owns approximately 59% of our outstanding common stock and 50% of our outstanding Series A convertible preferred stock, and therefore controls approximately 57% of the total voting power of Trek. Mr. Montgomery's

48

mother, Faye C. Briggs, currently owns 50% of our outstanding Series A convertible preferred stock, and therefore controls approximately 14% of the total voting power of Trek. Ms. Briggs is, and for the last five years has been, retired.

          Together, Mr. Montgomery and Ms. Briggs beneficially own approximately 59% of our outstanding common stock and 100% of our outstanding Series A convertible preferred stock, and together control approximately 71% of the total voting power of Trek. Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Each of Mr. Montgomery and Ms. Briggs disclaim the beneficial ownership of the shares of Series A convertible preferred stock and underlying shares of common stock held by the other. Trek's other directors and executive officers each currently own less than one percent of our outstanding common stock.

Our Directors and Executive Officers

The following table presents information with respect to our directors and executive officers:

Name	Age	Position

Michael E. Montgomery	51	President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Harold Ginsburg	52	Director

Kenneth R. Smith	52	Director and Secretary

Dewain V. Hill	52	Director

          Michael E. Montgomery. Mr. Montgomery has been our President, Chief Executive Officer and Chairman of the Board since May 15, 2000. Mr. Montgomery has also served as a member of our board of directors since June 15, 2000. Additionally, Mr. Montgomery was appointed as our Chief Financial Officer during November 2001. Mr. Montgomery has over 15 years of experience in the energy industry with extensive involvement in the operations and acquisitions areas. Since its inception in 1987, Mr. Montgomery has served as the President of Montgomery Petroleum, Inc., an independent oil and gas company that he founded, located at 4925 Greenville Avenue, Suite 955, Dallas, Texas 75206, and also served from June 1998 to October 2000 as the Managing General Partner of MBOE Oil and Gas Limited Partnership, a private oil and natural gas enterprise, then located at 4925 Greenville Avenue, Suite 955, Dallas, Texas 75206. Additionally, Mr. Montgomery has also served as the president of Montgomery Development, Inc., 4925 Greenville Avenue, Suite 955, Dallas, Texas 75206, since 1997. Mr. Montgomery has extensive experience in the commercial banking industry and served as a director of Bent Tree National Bank from 1994 until 1996. Mr. Montgomery holds a Bachelor of Arts degree in finance from Southern Methodist University and dedicates approximately 90% of his time during normal business hours to our business.

          Harold H. Ginsburg. Mr. Ginsburg was elected to our board of directors on June 15, 2000. In 1991, Mr. Ginsburg was appointed and presently serves as the Managing Principal of Southern Asset Service Corporation, a commercial real estate consulting and brokerage firm located at 2610 Fairmount Street, Dallas, Texas 75201, and has over 25 years of experience in the commercial real estate industry. Mr. Ginsburg also has served on the board of directors of Allied Bank of Dallas, Texas, American Bank of Denison, Texas, American Bank of Sherman, Texas, Lone Star Bank of Dallas, Texas and North American Bank Shares. He holds a Bachelor of Arts degree from the University of Texas at Austin, and also serves as a member of our audit and compensation committees.

          Kenneth R. Smith. Mr. Smith joined our board of directors on June 15, 2000. Mr. Smith also became our Secretary in November 2001. Since 1989, Mr. Smith has served as the President of Stamford Financial, 4925 Greenville
Avenue, Suite 965, Dallas, Texas 75206. Since 1990, Mr. Smith has been actively involved in oil, natural gas and real estate enterprises as a private investor. Mr. Smith has over 20 years of experience in the

49

banking industry and has held various executive and managerial positions with Bank Texas, N.A., First City Bank of Dallas and G.E. Capital. Mr. Smith holds a Bachelor of Science degree in finance from Louisiana State University, and also serves as a member of our audit and compensation committees.

          Dewain V. Hill. Mr. Hill joined our board of directors on June 15, 2000. Mr. Hill has over 25 years of experience in the banking industry. Since 1996, he has served as Chief Credit Officer, then Managing Executive of Northern Trust Bank of Texas, N.A., 16475 Dallas Parkway, Suite 100, Addison, Texas 75001. From 1989 until 1996, he served as the President of Bent Tree National Bank of Dallas, Texas. Mr. Hill holds a Bachelor of Arts degree from Texas Christian University, and also serves as a member of our audit and compensation committees.

          Our directors serve one-year terms, and must stand for re-election each year at the annual meeting of our stockholders. None of the directors, executive officers or control persons listed above, has been (1) convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, during the past five years or (2) a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the directors or executive officers listed above, including Mr. Montgomery, who controls Trek, is a U.S. citizen.

Security Ownership of Principal Stockholders and Management

          The following table shows the beneficial ownership of our common stock as of December 31, 2004 for (1) our directors, (2) our executive officer, (3) our directors and executive officer as a group and (4) beneficial owners of 5% or more of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to the Reverse Stock Split	Approximate Percentage of Common Stock Prior to the Reverse Stock Split	Approximate Number of Shares of Common Stock Beneficially Owned Following the Reverse Stock Split(6)	Approximate Percentage of Common Stock Following the Reverse Stock Split(6)
Officers and Directors:
Michael E. Montgomery 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	3,566,544 (1)	71.3%	35,650(7)	71.6%
Harold H. Ginsburg 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	22,510 (2)	(3)	220(8)	(3)
Kenneth R. Smith 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	27,510 (2)	(3)	270(8)	(3)
Dewain V. Hill 4925 Greenville Avenue, Suite 955 Dallas, Texas 75206	22,510 (2)	(3)	220(8)	(3)
All executive officers and directors as a group (4 persons)	3,639,074	71.8%	36,360	72.1%
Five Percent Stockholders (4) Faye C. Briggs 12076 Tavel Circle Dallas, Texas 75230	3,566,544 (5)	71.3%	35,650(9)	71.6%

__________________________

50

(1)

Includes (a) 2,097,971 shares of common stock owned of record by Mr. Montgomery, (b) 40,000 shares of common stock that may be purchased by Mr. Montgomery pursuant to employee stock options within 60 days of February 28, 2005, (c) 50,000 shares of our Series A preferred stock owned by Mr. Montgomery that are convertible into 714,286 shares of common stock at the option of Mr. Montgomery and (d) 50,000 shares of Series A preferred stock owned by Faye C. Briggs, Montgomery's mother, that are convertible into 714,286 shares of common stock at the option of Ms. Briggs. The holdings of Ms. Briggs are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Mr. Montgomery disclaims the beneficial ownership of the shares of Series A preferred stock and underlying shares of common stock held by Ms. Briggs.

(2)	Includes options to purchase 20,000 shares of common stock.

(3)	Less than 1%.

(4)	Does not include Mr. Montgomery, whose share ownership data is shown above under "Officers and Directors".

(5)

Includes (a) 50,000 shares of our Series A preferred stock owned of record by Ms. Briggs that are convertible into 714,286 shares of common stock at the option of Ms. Briggs, (b) 2,097,971 shares of common stock owned of record by Mr. Montgomery, (c) 40,000 shares of common stock that may be purchased by Mr. Montgomery pursuant to employee stock options within 60 days of February 28, 2005 and (d) 50,000 shares of our Series A preferred stock owned by Mr. Montgomery that are convertible into 714,286 shares of common stock at the option of Mr. Montgomery. The holdings of Mr. Montgomery are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Ms. Briggs disclaims the beneficial ownership of such shares of common stock beneficially owned by Mr. Montgomery.

(6)	Assumes that 35,138 shares of new common stock will be outstanding after the reverse stock split.

(7)

Will include (a) 20,979 post-reverse stock split shares of common stock that will be owned of record by Mr. Montgomery, (b) 400 shares of post-reverse stock split common stock that may be purchased by Mr. Montgomery pursuant to employee stock options within 60 days of February 28, 2005, (c) 50,000 shares of our Series A preferred stock owned by Mr. Montgomery that will be convertible into 7,143 shares of post-reverse stock split common stock at the option of Mr. Montgomery and (d) 50,000 shares of Series A preferred stock owned by Faye C. Briggs, Montgomery's mother, that will be convertible into 7,143 shares of post-reverse stock split common stock at the option of Ms. Briggs. The holdings of Ms. Briggs are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Mr. Montgomery disclaims the beneficial ownership of the shares of Series A preferred stock and underlying shares of common stock held by Ms. Briggs.

(8)	Includes options to purchase 200 shares of post-reverse stock split common stock.

(9)

Will include (a) 50,000 shares of our Series A preferred stock owned of record by Ms. Briggs that will be convertible into 7,143 shares of post-reverse stock split common stock at the option of Ms. Briggs, (b) 20,979 shares of post-reverse stock split common stock that will be owned of record by Mr. Montgomery, (c) 400 shares of post-reverse stock split common stock that may be purchased by Mr. Montgomery pursuant to employee stock options within 60 days of February 28, 2005 and (d) 50,000 shares of our Series A preferred stock owned by Mr. Montgomery that will be convertible into 7,143 shares of common stock at the option of Mr. Montgomery. The holdings of Mr. Montgomery are included in the number of shares reported as Mr. Montgomery and Ms. Briggs may be deemed to constitute a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Ms. Briggs disclaims the beneficial ownership of such shares of common stock beneficially owned by Mr. Montgomery.

Certain Relationships and Related Transactions With Affiliates

          We currently share or sublease office space with Montgomery Petroleum, Inc. ("MPI"), a company owned by our Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer, Michael E. Montgomery. We also share office supplies, personnel, and various services with MPI and other entities owned by Mr. Montgomery. All such activities are billed to or by us at actual rates incurred. For the years ended September 30, 2004 and 2003, we were billed $141,000 and $91,400, respectively for services provided by MPI, and, for the year ended September 30, 2004 we billed MPI and other Montgomery entities $48,000 for office services that we provided. Net amounts of $97,600 and $58,300, respectively, were included as components of our general and administrative expenses in the accompanying statements of operations. At September 30, 2004, accounts payable included $51,200 payable to Montgomery related entities and accounts receivable included $34,500 due from entities owned by Mr. Montgomery for oil and natural gas joint interest billings and office services.

          On December 2, 2002, we sold 50,000 shares of our Series A convertible preferred stock to Mr. Montgomery for $500,000. At the same time, we sold an additional 50,000 shares of our Series A convertible preferred stock to Faye C. Briggs for $500,000. Ms. Briggs is Mr. Montgomery's mother. The shares of Series A convertible preferred stock purchased are convertible into shares of our common stock at the option of the holder. The number of shares of our existing common stock that are issuable upon conversion of a share of Series A convertible preferred stock is equal to the stated value of a share of Series A convertible preferred stock ($10.00) divided by the

51

applicable conversion price. The conversion price was initially $.07 per share ($.70 per share after adjustment for our 10:1 reverse stock split on February 24, 2003), but will be proportionally adjusted to reflect the effects of the reverse stock split and any other stock splits, stock dividends, and similar types of transactions that occur in the future. Holders of Series A convertible preferred stock are entitled to a preferential liquidation payment of $10.00 per share before we may make payments to holders of our common stock in the event of a liquidation. Additionally, holders of Series A convertible preferred stock vote along with holders of our common stock for the election of directors and all other matters submitted for stockholder approval. We used the proceeds from the sale of our Series A convertible preferred stock to Mr. Montgomery and Ms. Briggs to reduce the outstanding principal amount under our prior credit facility with Compass Bank. . For more information regarding our prior credit facility with Compass Bank, see Item 2 of our quarterly report on Form 10-QSB for the quarter ended December 31, 2002 filed on February 14, 2003.

          Concurrently with the closing of the sale and issuance of our Series A convertible preferred stock, we entered into a registration rights agreement with Mr. Montgomery and Ms. Briggs. Under the registration rights agreement, we granted to Mr. Montgomery and Ms. Briggs certain rights to register for public sale the shares of common stock issued upon conversion of, or as a dividend or other distribution with respect to, the Series A convertible preferred stock owned by Mr. Montgomery and Ms. Briggs. Mr. Montgomery currently holds a proxy for voting the shares held by Ms. Briggs.

          During the second and third quarters of fiscal 2003, we entered into farmout arrangements with MBOE Inc., an entity that is wholly owned by Mr. Montgomery. These arrangements were approved by our board of directors and were based on past similar drilling agreements with independent third parties. The farmout arrangements involved three re-entry workovers of two non-producing wells in the Farnsworth Unit in Ochiltree County, Texas and another non-producing well in Cottle County, Texas. MBOE agreed to pay 100% of the costs of these workovers to earn an eventual assignment of 50% of the working interests to these wells. We have completed the work on all three of these wells, and two of the three are now producing. The average cost for each workover, paid by MBOE, was $150,000. Until MBOE has recovered the costs of these workovers, MBOE will receive all proceeds that we would otherwise be entitled to from the sale of production from these wells. After MBOE has recovered the costs of the workovers, we will assign 50% of our working interests in these wells to MBOE. No additional farmout arrangements were added in fiscal 2004.

          Mr. Montgomery and another member of our board of directors, Kenneth R. Smith, are partners in Rio Coil, LP which is a well service company based in Abilene, Texas. We used their coil tubing and nitrogen services on several of our wells in Texas and Oklahoma during the fiscal year ended September 30, 2004 and were billed a total of $191,000. Accounts payable at September 30, 2004 included $32,500 payable to Rio Coil LP.

52

OTHER MATTERS

Available Information

          Because the reverse stock split will constitute a "going private" transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the reverse stock split. The Schedule 13E-3 contains additional information about Trek and the reverse stock split. Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any stockholder of Trek, or representative of a stockholder who has been so designated in writing, or by request directed to Michael E. Montgomery at Trek, 4925 Greenville Avenue, Suite 955, Dallas, Texas 75206, telephone number (214) 373-0318.

          As permitted by the SEC, this information statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this information statement or in any document incorporated in this information statement by reference regarding the contents of any document are not necessarily complete and each of these statements is qualified in its entirety by reference to that document filed as an exhibit with the SEC.

Where You Can Find More Information

          We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, therefore, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document filed by us with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

          We have enclosed with this information statement the following document, which has been filed by us with the SEC under the Securities Exchange Act of 1934, as amended, and is incorporated herein by reference:

*	our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, filed December 29, 2004;

*	our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004, filed February 18, 2005; and

*	our Current Report on Form 8-K filed January 11, 2005, as amended by Amendment No. 1 to our Current Report Form 8-K filed January 12, 2005.

          This information statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy. We are not asking you for a proxy and you are requested not to send us a proxy. The delivery of this information statement will not create an implication that there has been no change in our affairs since the date of this information statement or that the information herein is correct as of any later date. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and the mailing of this information statement will not create any implication that the information contained in this information statement is accurate as of any other date.

          You should rely only on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated ____________ ___, 2005.

53

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TREK RESOURCES, INC.

(Pursuant to Section 242 of the General
Corporation Law of the State of Delaware)

Trek Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST:           The Certificate of Incorporation of the Corporation is hereby amended by replacing Section (a) of ARTICLE 4 in its entirety with the Section (a) of ARTICLE 4 set forth on Exhibit A attached hereto and incorporated herein by this reference. Other than Section (a) of ARTICLE 4, ARTICLE 4 shall not be changed by this Certificate of Amendment and shall remain in full force and effect.

          SECOND:       The Board of Directors of the Corporation duly adopted resolutions setting forth the above-referenced amendment, declaring such amendment to be advisable, and calling for a vote of the stockholders of the Corporation on such amendment.

THIRD: The stockholders of the Corporation duly approved the above-referenced amendment.

FOURTH: The above-referenced amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: The effective time of the above-referenced amendment shall be the date and time of the filing of this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of the ____ day of _____________, 2005.

TREK RESOURCES, INC.

By:
Name: Michael E. Montgomery Title: President and Chief Executive Officer

A-1

EXHIBIT A

          (a) Stock Authorization. The total number of shares of capital stock that the Corporation shall have authority to issue is five hundred thousand (500,000) shares, which shall consist of (i) one hundred thousand (100,000) shares of common stock, par value $0.10 per share (the "Common Stock"), and (ii) four hundred thousand (400,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). Simultaneously with the effective time of the filing of this amendment with the Delaware Secretary of State (the "Effective Date"), each one hundred (100) shares of the Company's common stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one (1) share of Common Stock, par value $0.10 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's transfer agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. If immediately prior to the Effective Date a stockholder of record holds less than 100 shares of Old Common Stock or a number of shares of Old Common Stock not evenly divisible by 100, then the Corporation shall make a cash payment to such stockholder in lieu of any fractional share of New Common Stock to which such stockholder would otherwise be entitled on the basis of $2.50 per share of Old Common Stock. By way of example only, if immediately prior to the Effective Date a stockholder holds eight hundred fifty (850) shares of Old Common Stock, then upon the Effective Date, such stockholder shall be the holder of eight (8) shares of New Common Stock and shall be entitled to cash in the amount of $2.50 multiplied by the fifty (50) shares of Old Common Stock not reclassified and changed into shares of New Common Stock, or $125. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder of record in a single account, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable.

A-2

APPENDIX B

PRO FORMA FINANCIAL INFORMATION

          The following pro forma balance sheet and statements of operations are based on historical data, adjusted to give effect to the cash payment for fractional shares resulting from the reverse stock split. The pro forma balance sheet and income statement data is based on the assumption that an aggregate of 22,669 pre-split shares of common stock will result in fractional shares and will be purchased by Trek for $2.50 per share, resulting, with estimated transaction costs, in a total cash outlay of approximately $56,673.

B-1

Trek Resources, Inc.
Pro Forma Consolidated Statement of Operations (Unaudited)

As Reported
Twelve months ended
	September 30,	Pro forma
	2004	Adjustments	Notes	Pro forma
OIL AND GAS SALES	$ 8,881,898			$ 8,881,898

COSTS AND EXPENSES:
Operating	$ 3,982,025			$ 3,982,025
General and administrative	$ 1,080,334			$ 1,080,334
Depreciation, depletion and amortization	$ 1,319,267			$ 1,319,267
Total Operating Expenses	$ 6,381,626			$ 6,381,626

OPERATING INCOME	$ 2,500,272			$ 2,500,272

OTHER INCOME (EXPENSES):
Interest expense	$ (425,930)			$ (425,930)
Gain (loss) in fair value of derivatives
net of settlement losses	$ -			$ -
Other	$ 12,783			$ 12,783
Total Other Income (Expenses)	$ (413,147)			$ (413,147)

Net Income (Loss)	$ 2,087,125			$ 2,087,125
Preferred Dividends	$ (70,000)			$ (70,000)
Net Income available to common shareholders	$ 2,017,125			$ 2,017,125

Weighted average common shares outstanding
Basic	$ 3,536,469		(1)	$ 35,138
Diluted	$ 4,966,914		(2)	$ 49,441

Net Income per share
Basic	$ 0.57			$ 57.41
Diluted	$ 0.42			$ 42.21

Ratios:
Earnings to Fixed Charges Ratio	4.9 to 1			4.9 to 1
Book Value per Share	$1.55			$152.14

See accompanying notes.
Notes:

(1)	Original common shares outstanding	3,536,469
	Shares bought to retire fractional shares	(22,669)
	Rounded down by shareholder	3,513,800
	Reverse split divider	100
	Common Shares Outstanding after split	35,138

(2)	Common Shares Outstanding after split	35,138
	Conversion of preferred shares	14,284
	Exercise of stock options	19
	Diluted shares outstanding	49,441

B-2

Trek Resources, Inc.
Pro Forma Consolidated Statement of Operations (Unaudited)

As Reported
Three Months ended
	December 31,	Pro forma
	2004	Adjustments	Notes	Pro forma
OIL AND GAS SALES	$ 2,769,471			$ 2,769,471

COSTS AND EXPENSES:
Operating	$ 1,317,080			$ 1,317,080
General and administrative	$ 332,930			$ 332,930
Depreciation, depletion and amortization	$ 340,221			$ 340,221
Total Operating Expenses	$ 1,990,231			$ 1,990,231

OPERATING INCOME	$ 779,240			$ 779,240

OTHER INCOME (EXPENSES):
Interest expense	$ (118,445)			$ (118,445)
Gain (loss) in fair value of derivatives
net of settlement losses	$ -			$ -
Other	$ 3,206			$ 3,206
Total Other Income (Expenses)	$ (115,239)			$ (115,239)

Net Income (Loss)	$ 664,001			$ 664,001
Preferred Dividends	$ (17,500)			$ (17,500)
Net Income available to common shareholders	$ 646,501			$ 646,501

Weighted average common shares outstanding
Basic	$ 3,536,469		(1)	$ 35,138
Diluted	$ 4,965,940		(2)	$ 49,441

Net Income per share
Basic	$ 0.18			$ 18.40
Diluted	$ 0.13			$ 13.43

Ratios:
Earnings to Fixed Charges Ratio	5.6 to 1			5.6 to 1
Book Value per Share	$1.73			$170.58

See accompanying notes.
Notes:

(1)	Original common shares outstanding	3,536,469
	Shares bought to retire fractional shares	(22,669)
	Rounded down by shareholder	3,513,800
	Reverse split divider	100
	Common Shares Outstanding after split	35,138

(2)	Common Shares Outstanding after split	35,138
	Conversion of preferred shares	14,284
	Exercise of stock options	19
	Diluted shares outstanding	49,441

B-3

Trek Resources, Inc.
Condensed Balance Sheets (Unaudited)
	As Reported December 31,		Pro forma adjustments to reflect reverse	Pro forma Balance Sheet
	2004	Notes	stock split	at 12/31/04
Assets
Current assets:
Cash	$ 1,451,016	(1)	$ (56,673)
		(2)	$ (80,000)	$ 1,314,343
Accounts receivable, net	$ 1,533,811		$ -	$ 1,533,811
Other	$ 208,987		$ -	$ 208,987
Total current assets	$ 3,193,814		$ (136,673)	$ 3,057,141

Property and equipment, at cost, less accumulated
Depreciation and depletion of $8,008,886
and $7,668,665 at December 31, 2004 and
September 30, 2004, respectively	$ 13,678,080		$ -	$13,678,080

Other assets	$ 137,626		$ -	$ 137,626
Total assets	$ 17,009,520		$ (136,673)	$16,872,847

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,285,599			$ 1,285,599
Accrued liabilities	$ 792,659			$ 792,659
Drilling advances (restated)	$ 92,697			$ 92,697
Total current liabilities	$ 2,170,955			$ 2,170,955

Long-Term Asset Retirement Obligation	$ 1,208,172			$ 1,208,172
Long-term Debt	$ 7,500,000			$ 7,500,000

Commitments and contingencies (See accompanying notes.)

Stockholders' equity:
Common stock, $0.10 par value	$ 353,673	(3)	$ (350,159)	$ 3,514
Preferred stock, $0.01par value	$ 1,000			$ 1,000
Additional paid-in capital	$ 8,443,600	(1)	$ 293,486	$ 8,737,086
Accumulated deficit	$ (2,667,880)	(2)	$ (80,000)	$ (2,747,880)
Total stockholders' equity	$ 6,130,393		$ (136,673)	$ 5,993,720
Total liabilities and stockholders' equity	$ 17,009,520		$ (136,673)	$16,872,847

Notes:
(1)	To record cash payment by the company for fractional shares
(2)	To reflect the estimated cash payment for expenses related to the legal, accounting and fees for the reverse stock split
(3)	To record the change in common share value with partial shares bought by company
Original shares outstanding	3,536,469		$ 353,673
Shares bought back	9,982	$ 2.50	$ 24,955
Odd lot shares	12,687	$ 2.50	$ 31,718
Total pre-split shares bought	22,669	$ 2.50	$ 56,673	Paid to active 22,669 shares before split
Shares remaining before split	3,513,800
Shares Outstanding after split	35,138	Par value .10	$ 3,514
			$ 350,159	Reduction in Common Stock on Balance Sheet
			$ (293,486)	Reduction in Additional Paid In Capital
			$ 56,673	Total Paid Out

B-4